EXHIBIT 10.2

BANCFIRST CORPORATION

EMPLOYEE STOCK OWNERSHIP AND THRIFT PLAN

AND TRUST AGREEMENT

(As Amended and Restated Effective January 1, 2001)

BANCFIRST CORPORATION

EMPLOYEE STOCK OWNERSHIP AND THRIFT PLAN

AND TRUST AGREEMENT

i

2.32	“Qualifying Employer Securities”	9
2.33	“Required Beginning Date”	9
2.34	“Rollover Contributions”	10
2.35	“Section 414 Entity”	10
2.36	“Spousal Consent”	10
2.37	“Total and Permanent Disability”	11
2.38	“Trust”	11
2.39	“Trustee”	11
2.40	“Trust Fund”	11
2.41	“Valuation Date”	11
2.42	“Vested Account Balance”	11
2.43	“Year(s) of Service”	11

ARTICLE III. Eligibility and Participation		12

3.1	Eligibility	12
3.2	Entry Date	12
3.3	Participation upon Reemployment	12
3.4	Date of Absence	13
3.5	Communication to Employees	13
3.6	Impact of Ineligible Employees on Coverage and Discrimination Testing	13

ARTICLE IV. Contributions		14

4.1	Contributions by Employer	14
4.2	Form of Contributions	14
4.3	Required Participant Contributions	14
4.4	Deductible and Nondeductible Employee Contributions	14
4.5	Definitions and Operating Rules Applicable to Salary Deferrals and Matching Contributions	14
4.6	Eligibility	16
4.7	Contribution Deadlines	16
4.8	Participant Elective Deferrals	16
4.9	Limitation on Elective Deferrals	17
4.10	Actual Deferral Percentage Test	18
4.11	Excess 401(k) Contributions	19
4.12	Actual Contribution Percentage Test	21
4.13	Excess 401(m) Contributions	21
4.14	Allocation of Excess 401(m) Contributions to Highly Compensated Employees	22
4.15	Alternative Limitation	23
4.16	Aggregation of Plans	24
4.17	Distributions	24
4.18	Hardship Distributions	24
4.19	Transitional Rules	25

ARTICLE V. Accounting, Allocation and Valuation		26

5.1	Accounts	26
5.2	Allocation of Contributions	26
5.3	Restriction On Allocation of ESOP Contribution	27

5.4	Allocation of Amounts Forfeited	27
5.5	Income Allocation	28
5.6	Accounting for Participants’ Contributions	29
5.7	Statement of Account	29
5.8	Special Valuation Date	29
5.9	Definitions Applicable to Limitations on Allocations	29
5.10	Limitation on Allocations	31

ARTICLE VI. Benefits		34

6.1	Retirement, Death or Disability	34
6.2	Termination for Other Reasons	34
6.3	Employee Contribution Accounts	36
6.4	Loans to Participants	36
6.5	Designation of Beneficiary	39
6.6	Distribution Commencement Date	39
6.7	Determination of Amounts Forfeited	40
6.8	Methods of Distribution	42
6.9	Minimum Distribution and Incidental Benefits	43
6.10	Determination of Life Expectancy	44
6.11	Additional Minimum Distribution Beneficiary Rules	44
6.12	Required Distributions After the Participant’s Death	45
6.13	Put Option	46

ARTICLE VII. Special Rules Relating to Top Heavy Plans		47

7.1	“Key Employee”	47
7.2	“Top Heavy Plan”	47
7.3	“Super Top Heavy Plan”	47
7.4	“Required Aggregation Group”	47
7.5	“Permissive Aggregation Group”	48
7.6	Top Heavy Ratio	48
7.7	Determination of Accrued Benefits and Account Balances	48
7.8	Vesting	49
7.9	Minimum Benefit	49
7.10	Impact of Minimum Benefit	50
7.11	Effect of Article	50

ARTICLE VIII. The Committee		51

8.1	Membership	51
8.2	Organization and Operation	51
8.3	Powers and Duties	51
8.4	Directions to Trustee	51
8.5	Exercise of Power in Nondiscriminatory Manner	52
8.6	Claims Procedure	52
8.7	Indemnification	53
8.8	Investment Manager	53
8.9	Employment of Agents	53
8.10	Unclaimed Benefits	53

ARTICLE IX. Investments		54

9.1	Fiduciary Standard	54
9.2	Investment in Qualifying Employer Securities and Employer Securities	54
9.3	Voting of Qualifying Employer Securities and Employer Securities	55
9.4	Payment of Dividends	56
9.5	Tender Offers	56
9.6	Diversification of Participant Accounts	58
9.7	Participant Direction of Investment	58

ARTICLE X. The Trustee		61

10.1	Powers	61
10.2	Investment Manager	62
10.3	Receipt of Contributions	63
10.4	Distributions	63
10.5	Deliver of Notices, Proxy Statements and Other Documents	63
10.6	Records and Accounting	63
10.7	Returns and Reports	63
10.8	Appointment of Counsel and Other Agents; Reliance on Advice	64
10.9	Liability of the Trustee; Reliance on Instructions	64
10.10	Taxes	64
10.11	Resignations, Removals and Appointments	64
10.12	Voting; Action With or Without Meeting	65
10.13	Restrictions on Trustee’s Powers	65
10.14	Directions by Committee	65
10.15	Third Parties Reliance Upon Trustee’s Authority	65
10.16	Indemnification	65
10.17	Second Trust	66
10.18	Merger on Consolidation	66

ARTICLE XI. Amendments and Termination		67

11.1	Amendment of Plan	67
11.2	Termination of Plan	67
11.3	Suspension and Discontinuance of Contributions	67
11.4	Merger of Plan	68
11.5	Liquidation of Trust Fund	68

ARTICLE XII. Concerning Other Qualified Plans		69

12.1	Transfer from Other Qualified Plans of the Employer	69
12.2	Transfer to Other Qualified Plans	69
12.3	Transfer from Other Qualified Plans	69

ARTICLE XIII. General		70

13.1	Not Contract Between Emp1oyer and Employee	70
13.2	Governing Law	70
13.3	Counterpart Execution	70
13.4	Severability	70
13.5	Spendthrift Provision	70

13.6	Qualified Domestic Relations Orders	70
13.7	Maximum Duration	71
13.8	Successor Employer	71
13.9	Compensation and Expenses of Administration	72
13.10	Holding of Contributions	72
13.11	Recordkeeping	72

ARTICLE XIV. Amendments Applicable Solely to Merged Plans		73

14.1	Direct Rollovers Under Section 401(a)(31)	73
14.2	Vesting for Merged Plans	73

v

BANCFIRST CORPORATION

EMPLOYEE STOCK OWNERSHIP AND THRIFT PLAN

AND TRUST AGREEMENT

ARTICLE I.

Parties, Date and Purpose

1.1 Parties and Date. This agreement is entered into this 28th day of February, 2002, by and between BancFirst Corporation, a bank holding company (“Employer”), and BancFirst, an Oklahoma banking corporation (“Trustee”).

1.2 Purpose. The Employer establishes this Plan to enable the Participants and their Beneficiaries to share in the growth of the Employer’s value, encourage loyalty and continuity of service of the Participants and provide for the financial security of the Participants and their Beneficiaries. The Employer intends that the Plan will meet the requirements of Sections 401(a) and 501(a) of the Code. The Employer intends for the Employer contributions to the Plan be invested primarily in “Qualifying Employer Securities” and “Employer Securities” and to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Code. The portion of the Plan which is an employee stock ownership plan shall be considered a separate plan for purposes of applying the nondiscrimination requirements of the Code and the portion of the Plan which is not an employee stock ownership plan shall be considered a separate plan for purposes of applying the nondiscrimination requirements of the Code. This Plan is intended to conform to the changes required by the Uniformed Service Employment and Reemployment Rights Act of 1994, the Uruguay Round Agreements Act of 1993, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997 and other applicable laws, regulations, and administrative authority.

1.3 Amended and Restated Plan. This Plan amends and restates the BancFirst Corporation Employee Stock Ownership and Thrift Plan dated January 1, 1994.

ARTICLE II.

Definitions

Pronouns and other similar words used herein in the masculine or neuter gender shall be read in the appropriate gender. The singular form of words shall be read as plural where appropriate. Where capitalized words or phrases appear in the Plan, they shall have the meaning set forth below.

2.1 “Amounts Forfeited” means that portion of a terminated Participant’s Profit Sharing Account or ESOP Account to which such Participant is not entitled because of an insufficient number of Years of Service.

2.2 “Authorized Leave of Absence” means any absence authorized by the Employer under the Employer’s standard personnel practices applied to all persons under similar circumstances in a uniform manner during which the Employer does not pay any compensation to an Employee with respect to such leave including any required military service during which an Employee’s or Participant’s re-employment rights are protected by law. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code effective December 12, 1994.

2.3 “Beneficiary” means any person or entity designated or deemed designated by a Participant to receive benefits under the Plan.

2.4 “Board of Directors” means the governing body of any organization adopting this Plan.

2.5 “Break in Service” means, with respect to any Employee or Participant, any Plan Year during which he completes no more than five hundred (500) Hours of Service.

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor legislation.

2.7 “Committee” means the committee established under Article VIII to administer this Plan. An individual may serve as a member of the Committee whether or not he is an Employee or a Participant. The Committee shall be the Plan Administrator.

2.8 “Compensation” means a Participant’s wages, salaries, fees for professional services, and other amounts earned for personal services actually rendered in the course of employment with the Employer which are received during the Plan Year after a Participant’s Entry Date and which are includible in the Participant’s taxable income; but excluding the following:

(a) Employer contributions to a plan of deferred compensation to the extent contributions are not included in the gross income of the Employee for the taxable year in which contributed, or any contributions on behalf of an Employee to a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from any plan of deferred compensation whether or not includible in the gross income of the Employee when distributed;

(b) Amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

(c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

Compensation shall include any amount which is contributed by the Employer pursuant to the Employee’s election or a salary reduction agreement and which is not included in the Employee’s gross income under Sections 401(k), 125, 402(e)(3), 402(h) or 414(h)(2) of the Code.

For Plan Years beginning after December 31, 1988, a Participant’s annual Compensation taken into account for any Plan Year shall not exceed the amount designated at Section 401(a)(17) of the Code as in effect on the first day of the Plan Year (“Compensation Limitation”). Such amount shall be prorated in the event the Plan Year is less than 12 months. Participants who are members of the family of either a (i) Five Percent Owner of the Employer or (ii) Highly Compensated Employee who is in the group consisting of the ten (10) Highly Compensated Employees paid the greatest HCE Compensation, as defined at Section 2.19, during the Plan Year shall be treated as one Highly Compensated Employee together with such Highly Compensated Employee or Five Percent Owner. Compensation paid to such family member shall be treated as if it were paid to such Highly Compensated Employee or Five Percent Owner. If the aggregate Compensation treated as paid to a Five Percent Owner or Highly Compensated Employee exceeds the Compensation Limitation, the Compensation Limitation applicable to each affected Participant shall be determined by multiplying the Compensation Limitation by a fraction, the numerator of which is such Participant’s Compensation and the denominator is the actual aggregate Compensation of all affected Participants prior to the application of the Compensation Limitation. For purposes of this Section, “family” means a Participant’s spouse and lineal descendants who have not attained the age of 19 before the close of the Plan Year. For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in this Section 2.8, Compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

2.9 “Effective Date” means January 1, 2001, unless otherwise set forth in the Plan.

2.10 “Employee” means a person who is employed by the Employer and any Leased Employee of the Employer if required under Section 414(n) or (o) of the Code.

2.11 “Employer” means any entity designated in Section 1.1, any Section 414 Entity, and any successor as provided in Section 13.8 of the Plan.

2.12 “Employer Securities” means securities which are stock, other than Qualifying Employer Securities, or “marketable obligations” of the Employer. “Marketable obligations” are bonds, debentures, notes, certificates, or other evidences of indebtedness of the Employer (a)

which are acquired for the Trust Fund either (i) on the market at the price prevailing on a national securities exchange or, if the obligation is not traded on such an exchange, at a price no greater than the offering price established by current independent bid and asked prices, (ii) from an underwriter at a price no greater than the public offering price set in the prospectus or circular and at which a substantial portion of the same issue is acquired by persons independent of the Employer, or (iii) from the Employer at a price no greater than the current price paid for a substantial portion of the same issue by persons independent of the Employer; (b) in which, immediately following the acquisition of any such obligations, no more than 25% of Plan assets are invested (including any such obligations of the Employer or its affiliate); and (c) of which, with respect to a particular issue of such obligations (i) no more than 25% of the amount of such issue which is issued and outstanding at the time of acquisition is held by the Plan, and (ii) no less than 50% of the amount of such issue which is issued and outstanding at the time of acquisition is held by persons independent of the Employer.

2.13 “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for the Employer.

2.14 “Entry Date” means the date an Employee becomes a Participant.

2.15 “ERISA” means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.16 “ESOP Accounts” means the accounts maintained for a Participant in which his allocated share of Employer contributions and Amounts Forfeited and any adjustments relating thereto are recorded, unless otherwise directed in the Plan. The contributions allocated to such accounts shall be all Employer contributions which are designed to be invested primarily in Qualifying Employer Securities and Employer Securities. Subaccounts shall be established as needed. Provided, Employer Matching Contributions made pursuant to Section 5.2(a) of the Plan, plus any and all income or losses on such contributions (the “Matching Contribution Account”) shall be considered a subaccount within this ESOP Account.

2.17 “Exempt Loan” means a loan made to the Plan by a disqualified person or a loan made to the Plan and guaranteed by a disqualified person and exempt from the prohibited transaction rules under Section 4975 of the Code and Treasury Regulations thereto by complying with the following requirements:

(a) The loan shall be primarily for the benefit of Plan Participants and Beneficiaries;

(b) The proceeds of the loan must be used within a reasonable period of time to acquire Qualifying Employer Securities, to repay such loan, or to repay a prior Exempt Loan;

(c) Qualifying Employer Securities acquired with such loan shall not be subject to a put, call, option, buy, sell or similar arrangement while held by the Plan or when distributed from the Plan, except as set forth in Article VI of the Plan;

(d) The loan shall be without recourse against the Trust Fund, and no person entitled to payment under the loan shall have any right to assets of the Trust Fund other than

(i) Qualifying Employer Securities acquired with the proceeds of the loan and Qualifying Employer Securities which are collateral for a prior Exempt Loan to be repaid with the loan, (ii) Employer contributions made to meet an obligation under the loan, and (iii) earnings attributable to Qualifying Employer Securities which are collateral for the loan and investment thereof;

(e) In the event of default upon the loan, the value of assets transferred in satisfaction of the loan shall not exceed the amount of the default. If the lender is a disqualified person (as defined in Section 4975 of the Code), the loan must provide for a transfer of assets upon and to the extent of the failure of the Plan to meet the payment schedule of the loan;

(f) The loan shall bear a reasonable rate of interest;

(g) Plan assets which are collateral for the loan shall be released from such encumbrance each Plan Year during the duration of the loan. The number of shares of Qualifying Employer Securities to be released each Plan Year shall equal the number of encumbered shares held immediately prior to the release for such Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for such Plan Year, and the denominator of which is the sum of the numerator and the amount of principal and interest to be paid in all future Plan Years.

The above determination for release of encumbered Qualifying Employer Securities may be made with reference to principal payments only if: (i) the loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years; (ii) interest included in any payment is disregarded only to the extent that it would be considered interest under standard loan amortization tables; and (iii) the sum of the expired duration of the loan, renewal or extension period of the loan does not exceed ten (10) years.

(h) The Exempt Loan shall be for a specific term and may not be payable upon demand of any person, except in case of default. Payments with respect to an Exempt Loan during a Plan Year must not exceed an amount equal to the sum of the Employer’s contributions (other than contributions of employer securities) that are made under the Plan to fund its obligations under such Exempt Loan, the earnings attributable to such contributions, and earnings attributable to the Qualifying Employer Securities which are held as collateral for the Exempt Loan received during or prior to the Plan Year less such payments in prior Plan Years. The Trustee must account for such contributions and earnings separately until the Exempt Loan is repaid.

2.18 “Five Percent Owner” means, if the Employer is a corporation, any person who owns (or is considered as owning within the meaning of the ownership aggregation rules contained at Section 318 of the Code) more than five percent (5%) of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of all stock of the corporation; or, if the Employer is not a corporation, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Sections 414(b), (c), (m) or (o) of the Code shall be treated as separate employers. Solely for the purpose of determining who is a Five Percent Owner, Section 318(a)(2)(C) of the Code

shall be applied by substituting five percent (5%) for fifty percent (50%), and, constructive ownership rules for employers other than corporations shall be determined based on principles similar to those contained in Section 318 of the Code.

2.19 “Highly Compensated Employee” means an active Employee who: (1) was a 5% owner at any time during the year or the preceding year, or (2) for the preceding year had compensation from the employer in excess of $80,000 and was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Section 415(d), except that the base period is the calendar quarter ending September 30, 1996. An Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top 20% of the Employees when ranked on the basis of Compensation paid during such year.

The determination whether a former Employee is a “highly compensated former employee” is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-45.

In determining whether an employee is a highly compensated employee for years beginning in 1997, the amendments to Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

2.20 “Hour(s) of Service” shall be determined based upon the hourly records of the Employer. If the Employer does not maintain hourly records for a particular Employee, such Employee shall be credited with ninety (90) Hours of Service if such Employee would have been credited with at least one Hour of Service during the bi-weekly payroll period.

Hours of Service shall include:

(a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or Authorized Leave of Absence; provided, no more than 501 Hours of Service shall be credited under this subparagraph (b) for any single continuous period of time during which no duties are performed, whether or not such period occurs in a single Plan Year.

If a payment made or due is calculated on the basis of units of time (i.e., hours, days, weeks or months), the number of hours to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated. If such payment is not calculated on the basis of units of time, the number of hours to be credited shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of pay before his absence.

In the case of an Employee without a regular work schedule, the number of hours to be credited shall be determined on the basis of a 40-hour workweek or an 8-hour workday or any other reasonable basis which reflects the average hours worked over a representative period of time, provided the basis so used is consistently applied.

These hours, if credited for a payment calculated on the basis of units of time, shall be credited to the Employee for the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates. Hours not calculated on the basis of units of time shall be credited to the computation period in which no duties are performed; provided, if the period of nonperformance of duties extends beyond one computation period, such hours shall be allocated to not more than the first two such computation periods, on a reasonable basis consistently applied;

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited under paragraphs (a), (b), or (d), as the case may he, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

(i) Solely for the purpose of determining whether a Break in Service with respect to either Participation or vesting has occurred, in the case of any Employee who is absent from work for any period by reason of the pregnancy of the Employee, by reason of the birth of the Employee’s child, by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat the following as Hours of Service:

(ii) Hours of Service which would normally have been credited to such individual but for such absence; or

(iii) In any case in which the Plan is unable to determine the hours as in (i) above, eight (8) hours of service per day of such absence, except that the total number of hours treated as Hours of Service under this Section shall not exceed five hundred one (501) hours.

The hours described in subparagraphs (i) and (ii) above shall be treated as Hours of Service only in the Plan Year in which the absence from work begins if a Participant would be prevented from thereby incurring a Break in Service in such Plan Year; or, in any other case, in the following Plan Year. No credit shall be given pursuant to this Section unless the Participant furnishes the Committee such information as specified below.

In order for the Participant to receive credit for Hours of Service, as provided in this Section, during absence due to maternity or paternity leave, he shall certify to the Employer that the leave was taken for the permitted reasons. This certification shall include, in the case of a child born to the Participant, a statement from a physician, and in the case of an adoption, a certified copy of a court order or other document. In addition, this certification shall supply information relating to the number of normal work days for which there was an absence.

Hours of Service prior to the Effective Date shall be determined by the Employer from accessible records of the Employer, if available. If no records are available, the Employer shall make a reasonable estimate of an Employee’s Hours of Service prior to the Effective Date.

The provisions of this Section shall be construed so as to resolve any ambiguities in favor of crediting an Employee or Participant with Hours of Service. Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer. Hours of Service shall be credited for employment with the Employer including any employer excluded at Section 2.11 and for any period of employment with the Employer during which the Employee was ineligible to participate in the Plan. Hours of Service performed for Thunderbird Executive Resources, Inc., Thunderbird Financial Corporation, and Unitec, Inc. shall be counted as Hours of Service performed for the Employer. Hours of Service under this Section shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference.

2.21 “Investment Manager” means a person who is either (a) registered as an investment adviser under the Investment Advisers Act of 1940; (b) a bank, as defined in the Investment Advisers Act of 1940; or (c) an insurance company qualified to perform investment management service, under the laws of more than one state.

2.22 “Leased Employee” means any person, other than an Employee of the recipient of the services of the Leased Employee, who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons under Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed by persons that are under the primary or direct control of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

A Leased Employee shall not be considered an employee of the recipient if (a) such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation (as defined in Section 415(c)(3) of the Code, but including amounts excluded from the employee’s income under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code), (ii) immediate participation, and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than twenty percent (20%) of the recipients’ Nonhighly Compensated Employee workforce.

2.23 “Life Expectancy” means the life expectancy of a Participant or Beneficiary as determined by the unisex expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9, or applicable successor tables.

2.24 “Nonhighly Compensated Employee” means any Employee or former Employee who is not a Highly Compensated Employee.

2.25 “Normal Retirement Date” means the date a Participant attains the age of 65.

2.26 “Participant” means any Employee of an Employer who has commenced Participation in this Plan as provided in Article III.

2.27 “Participation” means the period commencing on a Participant’s Entry Date and ending on the date the final distribution of all account balances is made to such Participant.

2.28 “Plan” means this BancFirst Corporation Employee Stock Ownership and Thrift Plan and Trust Agreement, and all subsequent amendments.

2.29 “Plan Administrator” means the Committee established under Article VIII of this Plan.

2.30 “Plan Year” means the twelve month period ending December 31 of each year.

2.31 “Profit Sharing Accounts” means the accounts maintained for a Participant in which his allocated share of Employer contributions and Amounts Forfeited which are not allocated to Participants’ ESOP Accounts and any adjustments relating thereto are recorded, unless otherwise directed in the Plan. The contributions allocated to such accounts shall be all Employer contributions which are not designed to be invested primarily in Qualifying Employer Securities or Employer Securities. Account balances attributable to plans merged into this Plan shall be considered Profit Sharing Accounts.

2.32 “Qualifying Employer Securities” means common stock of the Employer (or of a corporation which is a member of the same controlled group) which is (a) readily tradable on an established securities market; (b) has a combination of voting power and dividend rights equal to or in excess of that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights; or (c) non-callable preferred stock which is convertible at any time into common stock described in (a) or (b) above, if such conversion is at a conversion price which, as of the date of acquisition by the Plan, is reasonable. Preferred stock shall be treated as non-callable if after the call there will be a reasonable opportunity for a conversion.

2.33 “Required Beginning Date” means effective for calendar years commencing after December 31, 1996, the “Required Beginning Date” of a Participant (except for a Participant who is a Five-Percent Owner) is the April 1 of the calendar year following the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires. For calendar years commencing prior to January 1, 1997, the Required Beginning Date of a Participant shall be determined under the terms of the predecessor plan. The Required Beginning Date of a Participant who is a Five-Percent Owner is the April 1 following the calendar year in which the Participant attains age 70½, without regard to whether he has terminated employment. A Participant is treated as a Five-Percent Owner for purposes of this paragraph if such Participant is a Five-Percent Owner of an Employer as defined in Section 416 of the Code at any time during the Plan year ending with or within the calendar year in which such owner attains age 70½. Once distributions have begun to a Five-Percent Owner under this paragraph, they must continue to be distributed, even if the Participant ceases to be a Five-Percent Owner in a subsequent year.

2.34 “Rollover Contributions” means any contribution by or at the direction of a Participant or an employee who has not yet satisfied the eligibility requirements, which is contributed to the Plan within the sixty (60) day period permitted in the Code:

(a) which qualifies as an eligible rollover distribution under Section 402(c) of the Code from an employee’s trust or annuity plan qualified under Section 401(a) or 403(a) of the Code; or

(b) which qualifies as an eligible rollover contribution under Section 408(d) of the Code which is attributable solely to “rollover contributions” (and subsequent earnings attributable thereto) from an employee’s trust or annuity plan qualified under Section 401(a) or 403(a) of the Code.

For Plan Years beginning before January 1, 1993, rollover contributions shall be only amounts which are permissible rollover contributions to this Plan pursuant to Section 402 of the Code as then in effect.

Notwithstanding any other provision of this Plan, the Trustee shall not accept a Rollover Contribution from an inherited Individual Retirement Account as defined in Section 408(d)(3)(C)(ii) of the Code, from a Participant or Employee who received the distribution to be rolled in to the Plan because of the death of his spouse, or from a Participant or Employee who received the distribution pursuant to a qualified domestic relations order pursuant to Section 414(p) of the Code.

Prior to the acceptance of any Rollover Contribution by the Trustee, the Participant or Employee shall execute a rollover certification form, provided by the Committee, certifying that no portion of the Rollover Contribution is described in the preceding paragraph and designating the portion of such Rollover Contribution which is an accumulated deductible employee contribution which must be credited to an employee deductible contribution account established for such Employee. All other Rollover Contributions shall be credited to the Participant’s or Employee’s Rollover Contribution Account.

2.35 “Section 414 Entity” means any corporation which is a member of a controlled group of corporations, as defined in Section 414(b) of the Code, any trade or business (whether or not incorporated) which is under common control, as defined in Section 414(c) of the Code, any member of an affiliated service group, as defined in Section 414(m) of the Code, and any other entity otherwise required under Section 414(o) of the Code to be aggregated with an Employer maintaining this Plan.

2.36 “Spousal Consent” means, when required by the provisions of the Plan, a written consent by the Participant’s spouse witnessed by the Committee or a notary public which acknowledges the effect of the applicable election. If it is established to the satisfaction of the Committee that such consent cannot be obtained either because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by Treasury Regulations, no Spousal Consent shall be required. Unless otherwise provided in the Plan, a Spousal Consent (or determination that the consent of a spouse cannot be obtained) shall be effective only with respect to the consenting spouse. Unless otherwise provided in the Plan, revocation of a prior Spousal Consent may be made by a consenting spouse at any time before the commencement of benefits. The number of revocations shall be unlimited. To the extent provided in a Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as the surviving spouse of the Participant; provided, the Participant and his former spouse were married throughout the one year period ending on the date of divorce. A Spousal Consent which permits designations by the Participant without any requirement of further Spousal Consent must acknowledge that the spouse has the right to limit consent to a specific Beneficiary or a specific form of benefit, as applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. No Spousal Consent shall be valid unless the Participant has received the notifications required by the Plan.

Notwithstanding any other provision of the Plan, Spousal Consent shall not be required if the applicable provision of the Code is modified or if Treasury Regulations are issued or modified which provide that no Spousal Consent is required.

2.37 “Total and Permanent Disability” means suffering from a physical or mental condition arising after the Effective Date of this Plan which, in the opinion of the Committee based upon appropriate medical advice and examination and in accordance with standard rules applied uniformly to all Participants, totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profit, except for the purpose of rehabilitation not incompatible with such finding of total and permanent disability.

2.38 “Trust” means the legal entity created by this agreement.

2.39 “Trustee” means the individual or institution, individually and collectively, designated at Section 1.1 and any successor Trustee appointed pursuant to Section 10.11. An individual (whether or not an Employee or Participant) may serve simultaneously as a Trustee and as a member of the Committee.

2.40 “Trust Fund” means all cash, securities, annuity contracts, real estate, shares of common trust funds and any other property held by the Trustee under this Plan, together with any income therefrom.

2.41 “Valuation Date” means each business day of the Plan Year.

2.42 “Vested Account Balance” means the aggregate value of the Participant’s vested account balance derived from Employer and Employee contributions, including Rollover Contributions, whether vested before or upon death.

2.43 “Year(s) of Service” means any Plan Year during which an Employee or Participant completes at least one thousand (1,000) Hours of Service with the Employer.

ARTICLE III.

Eligibility and Participation

3.1 Eligibility. An Employee who is a Participant in the Plan on the Effective Date shall remain a Participant. Any other Employee shall be eligible to become a Participant after both (a) attaining age twenty-one (21) (“Age Requirement”) and (b) completing one thousand (1,000) Hours of Service in the twelve (12) consecutive month period following his Employment Commencement Date (“Service Requirement”). If an Employee fails to satisfy the Service Requirement in the twelve (12) consecutive month period following his Employment Commencement Date, the Service Requirement shall be satisfied upon such Employee’s completion of a Year of Service in the Plan Year which includes the first anniversary of his Employment Commencement Date, or any succeeding Plan Year (if necessary for satisfaction of the Service Requirement). Provided, however, effective July 1, 2001, an Employee shall be eligible to become a Participant after both (a) attaining age twenty-one (21) and (b) completing five hundred (500) Hours of Service in any consecutive six (6) month period following his Employment Commencement Date.

The following Employees shall not be eligible to participate in the Plan: (i) an independent contractor; (ii) a Leased Employee; (iii) any person who is a member of a unit of Employees covered by a collective bargaining, agreement between employee representatives and the Employer if retirement benefits were the subject of good faith bargaining between the Employer and such representatives; (iv) any person who is a non-resident alien and receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States; and any person who has been classified by the Employer as an independent contractor and has had his compensation reported to the Internal Revenue Service on Form 1099 but who has been reclassified as an “employee” (other than by the Employer) shall not be considered as an eligible Employee who can participate under this Plan; provided, if the Employer does reclassify such worker as an “Employee,” for purposes of this Plan, such reclassification shall only be prospective from the date that the Employee is notified by the Employer of such reclassification. Employees of any Employer excluded under Section 2.11 shall not be eligible to participate.

3.2 Entry Date. The Participation of an Employee eligible to become a Participant shall commence as of January 1 or July 1, whichever occurs first, after such Employee satisfies the Age and Service Requirements.

3.3 Participation upon Reemployment.

(a) Participants and Employees Eligible to Become Participants. Upon the reemployment of any terminated Employee who was a Participant or who has completed the Age and Service Requirements for becoming a Participant prior to his termination of employment with the Employer, such Employee shall begin to participate upon his date of reemployment.

(b) Other Employees. Upon the reemployment of any terminated Employee not included in Section 3.3(a), he shall be eligible to become a Participant on the Entry Date specified in Section 3.2 upon satisfaction of the Age and Service Requirements; provided, (i) if such Employee had satisfied the Service Requirement but had not satisfied the Age Requirement prior to his termination, such Employee shall be eligible to become a Participant on the first Entry Date occurring after his reemployment and after he satisfies the Age Requirement; or (ii) if such Employee had not satisfied the Service Requirement prior to his termination, the Service Requirement shall be satisfied when the Employee completes five hundred (500) Hours of Service in any consecutive six (6) month period following his reemployment with the Employer.

(c) Limitation. A terminated Employee who has been reemployed by the Employer shall not begin to participate under the provisions of this Section 3.3 prior to the time his Participation would have begun if he had remained in continuous employment with the Employer.

3.4 Date of Absence. For purposes of satisfying the Service Requirement, an Authorized Leave of Absence shall not terminate an Employee’s employment and he shall be credited with the number of Hours or Years of Service during such Authorized Leave of Absence which he would have customarily worked had he not been on such Authorized Leave of Absence.

3.5 Communication to Employees. The Employer shall notify Employees of the establishment of this Plan and the salient provisions hereof, shall notify such Employees or other persons as are required by law to be notified of any request for determination by the Internal Revenue Service as to the qualification or continuing qualification of the Plan, and shall notify each Employee of his Entry Date as it occurs.

3.6 Impact of Ineligible Employees on Coverage and Discrimination Testing. To the extent required by the Code, ineligible Employees shall be taken into account under the Plan when testing for compliance with applicable nondiscrimination and coverage provisions of the Code.

ARTICLE IV.

Contributions

4.1 Contributions by Employer. The Employer intends to make a contribution to the Trust for the benefit of the Participants for each Plan Year. The contribution may be varied from year to year by the Board of Directors. The contribution shall be determined by written action of the Board of Directors stating the amount of such contribution and by the payment of such stated amount to the Trustee no later than the time prescribed by law for the filing of the Employer’s federal income tax return for any Plan Year (including extensions); provided, the Employer designates to the Trustee that the payment is on account of the Plan Year with respect to which such return is to be filed. The Employer shall designate to the Trustee the portion of the Employer contribution which should be allocated as a “Matching Contribution” in accordance with Section 5.2(a) and the portion which should be allocated as a “Discretionary Contribution” in accordance with Section 5.2(b).

Subject to the Employer’s right to terminate or amend this Plan and notwithstanding any other provision of the Plan, the Employer shall contribute sufficient amounts to fund the principal and interest payments required under the terms of any Exempt Loan outstanding during the Plan Year. Employer contributions shall be used first to pay obligations due and owing for such Plan Year under any outstanding Exempt Loan prior to becoming available for allocation to Participant accounts.

4.2 Form of Contributions. The Employer’s contribution for each Plan Year shall be paid to the Trustee either in cash or in property valued at its fair market value at the time of the contribution.

4.3 Required Participant Contributions. Participants shall not be required to contribute to the Plan.

4.4 Deductible and Nondeductible Employee Contributions. No Participant may contribute to the Plan a deductible or nondeductible employee contribution for any Plan Year beginning after December 31, 1986. Deductible or nondeductible employee contributions previously made shall be held in separate accounts titled the Employee Deductible Contribution Account and the Employee Nondeductible Contribution Account, respectively.

4.5 Definitions and Operating Rules Applicable to Salary Deferrals and Matching Contributions. The following definitions and operating rules shall apply for purposes of Sections 4.6 through 4.19:

(a) “Testing Compensation” means the amount determined under Section 2.8 of the Plan, excluding any amount which is contributed by the Employer pursuant to the Employee’s election or a salary reduction agreement and which is not included in the Employee’s gross income under Sections 125, 402(e)(3), or 402(h) of the Code; provided, the limitation contained in Section 401(a)(17) of the Code shall be applied after the above adjustments are made.

(b) “Elective Deferral” means the amount of total salary reductions of a Participant made pursuant to an election by the Participant to have the Employer contribute a portion of the Participant’s Compensation to the Trust in lieu of cash compensation to which the Participant would otherwise be entitled. These amounts shall be credited to the Participant’s Elective Deferral Account. The term “Elective Deferrals” shall not include any amounts which are deemed Excess Amounts for purposes of Section 415 of the Code pursuant to Section 5.10(e) of the Plan.

(c) “Elective Deferral Account” means the account maintained for a Participant in which his Elective Deferrals and adjustments relating thereto are recorded. The Elective Deferral Account shall be part of the profit sharing portion of the Plan.

(d) “Income or Loss” means the aggregate amount of adjustments to the appropriate account for all Valuation Dates occurring in the relevant period as determined under Section 5.5 of the Plan.

(e) “Matching Contribution” means an amount determined, in the sole discretion of the Employer, and contributed to the Trust by the Employer on behalf of any Participant on account of his Elective Deferrals during the valuation period. A Participant’s Matching Contribution shall be that amount allocated to such Participant pursuant to Section 5.2(a) of the Plan. In no event shall the amount allocated to a Highly Compensated Employee be greater than the amount he would have received if he were a Nonhighly Compensated Employee. Matching Contributions shall be credited to a Participant’s ESOP Account. At such time as the Employer contributions are not designated to be invested primarily in Qualifying Employer Securities or Employer Securities, Matching Contributions shall be credited to a Participant’s Profit Sharing Account.

(f) “Qualified Contributions Account” means the account maintained for a Participant in which his Qualified Nonelective Contributions and Qualified Matching Contributions and adjustments relating thereto are recorded. Such account shall be a subaccount of the ESOP Account. At such time as the Employer contribution used to fund this account is not designated to be invested primarily in Qualifying Employer Securities or Employer Securities, a new account shall be established which shall be a subaccount of the Profit Sharing Account.

(g) “Qualified Nonelective Contribution” means a contribution, made, in the sole discretion of the Employer, which is subject to the distribution limitations of Section 4.17 and is fully vested in the Participant regardless of his age and service. The Employer may designate all or any portion of a Qualified Nonelective Contribution to be allocated solely to Nonhighly Compensated Employees. Qualified Nonelective Contributions shall be credited to the Participant’s Qualified Contributions Account.

(h) “Qualified Matching Contributions” means a Matching Contribution which is subject to the distribution limitations of Section 4.17 and is fully vested in the Participant regardless of his age and service. These contributions shall be credited to the Participant’s Qualified Contributions Account.

(i) Ordering of Tests. The tests required under this Article IV shall be applied in the following order: first, Section 4.9, Section 4.10, and then Section 4.12.

(j) Consent. No Participant consent or Spousal Consent shall be required upon the distribution of an Excess Elective Deferral, Excess 401(k) Contribution, or an Excess 401(m) Contribution. None of these distributions shall be deemed a minimum distribution for purposes of Section 401(a)(9) of the Code.

(k) Nondiscrimination Tests. In no event may amounts taken into account for the purpose of satisfying the Actual Deferral Percentage Test, the Actual Contribution Percentage Test, or the Alternative Limitation Test be used for the purpose of satisfying any other nondiscrimination test under Section 401 of the Code.

(l) Separate Testing. The tests described at Sections 4.10, 4.12 and 4.15 must be applied separately to the portion of the Plan which is considered an employee stock ownership plan as defined at Section 4975(e)(7) of the Code and to the portion of the Plan which is not so classified. At such time as the Internal Revenue Service permits the aggregation of the components of this Plan, the tests need not be applied separately.

Similarly, if this Plan is designed or amended to include Employees covered by a collectively bargained agreement described at Section 3.1, the tests described at Sections 4.10, 4.12 and 4.15 may be applied separately for Participants who are employees not covered by a collectively bargained agreement. To the extent required, such tests may also be applied separately for Participants who are Employees covered by a collectively bargained agreement.

4.6 Eligibility. All employees satisfying the eligibility requirements of Article III shall be eligible to make Participant Elective Deferrals and to receive Matching Contributions, Qualified Matching Contributions, or Qualified Nonelective Contributions under the provisions of this Article. A Participant whose Elective Deferrals are suspended because of a hardship distribution shall nevertheless be deemed an eligible Participant for purposes of discrimination testing.

4.7 Contribution Deadlines. The Employer shall contribute to the Trust the Elective Deferrals of all Participants. All such Elective Deferrals shall be paid to the Trustee as soon as practicable following the retention of such amounts by the Employer from the Participant but in no case more than the 15th business day of the month following the month on which such amounts would otherwise have been payable in cash to Participants. The Employer shall also contribute such Matching Contributions and Nonelective Contributions as the Employer, in its sole discretion, determines. In no event shall Matching Contributions or Nonelective Contributions be paid to the Trustee later than twelve (12) months following the close of the Plan Year to which such contributions are allocated.

4.8 Participant Elective Deferrals. A Participant may elect or modify a previous election to defer receipt of a portion of his Compensation by electing to have the Employer contribute such amount to the Trust rather than currently receiving the Compensation to which such Participant would otherwise be entitled to receive. Such election or modification must be by written notice to the Committee. The Committee may impose a limit on the maximum percentage of Compensation which may be deferred under this provision.

The election to participate shall be binding until the Participant modifies or discontinues his Elective Deferral. Such election or modification shall be effective at the beginning of the first or seventh month of the Plan Year. A discontinuance of Elective Deferrals shall be effective as of the beginning of the payroll period following the receipt of the discontinuance notice by the Committee.

The Employer may permit Participant Elective Deferrals to be contributed from all or any portion of a cash bonus to which a Participant may be entitled. A Participant shall be offered a reasonable period to elect to defer such amounts. Such election shall apply only to such cash bonus and shall be effective as soon as administratively feasible thereafter.

4.9 Limitation on Elective Deferrals. In no event may a Participant’s Elective Deferrals made to the Plan, any other qualified plan, or under any arrangement described in Sections 402(h)(1)(B), 403(b), 457 or 501(c)(18) of the Code during any calendar year exceed the dollar limitation contained in Section 402(g) of the Code. Any amount which exceeds such limit shall be deemed an “Excess Elective Deferral. If a Participant makes Elective Deferrals to arrangements other than this Plan, and such Participant has made Excess Elective Deferrals for a calendar year, such a Participant must notify the Committee, in writing on or before March 1st of the following calendar year, the amount of Elective Deferrals to this Plan which he designates as Excess Elective Deferrals.

(a) Excess Elective Deferrals. Notwithstanding any other provision of the Plan, any Excess Elective Deferral in this Plan shall be distributed to the Participant, together with any Income or Loss allocable thereto, no later than the April 15th following the close of the calendar year in which the Elective Deferrals were made. A corrective distribution of an Excess Elective Deferral may be made during the calendar year in which the Elective Deferrals were made provided:

(i) the Participant designates the distribution as an Excess Elective Deferral;

(ii) the corrective distribution is made after the date on which the Plan received the Excess Elective Deferral; and

(iii) the Plan designates the distribution as a distribution of Excess Elective Deferral.

The Committee shall not permit distributions of amounts designated by the Participant as Excess Elective Deferrals if notice is not received on a timely basis. Distributions of such amounts shall be made only in accordance with Section 4.17 of the Plan.

(b) Coordination with Distribution of Excess 401(k) Contributions. The amount of Excess Elective Deferrals required to be distributed shall be reduced by any Excess 401(k) Contributions previously distributed to such Employee for the Plan Year beginning with or within the calendar year to which the Excess Elective Deferrals are attributable. If this coordination provision is applied, the Excess Elective Deferrals reported by the Employer as includible in the gross income of the Participant shall be the gross Excess Elective Deferrals and the amount of Excess 401(k) Contributions reported by the Employer as includible in the gross income of the Participant shall be reduced by the amount deemed Excess Elective Deferrals under this subsection.

(c) Income or Loss Allocable to an Excess Elective Deferral. Income or Loss shall be allocated to Excess Elective Deferrals which are required to be refunded in a manner consistent with the income allocation described at Section 5.5 of the Plan. The amount of Income or Loss, if any, allocated to Excess Elective Deferrals distributed shall be the pro-rata share of Income or Loss allocated to Elective Deferrals contributed during the calendar year. If the Plan Year is other than the calendar year, the Income or Loss allocable to Elective Deferrals made during the calendar year shall be determined using a reasonable method. If the Plan Year is the calendar year, Income or Loss attributable to the Excess Elective Deferrals shall be determined by multiplying the Income or Loss allocated as of each Valuation Date during the Plan Year to the Elective Deferral Account by a fraction. The numerator of the fraction shall be the Excess Elective Deferrals included in the Participant’s Adjusted Account Balance under Section 5.5 for each valuation period and the denominator shall be the Adjusted Account Balance under Section 5.5 attributable to the Participant’s Elective Deferral Account. Excess Elective Deferrals shall be deemed to be the earliest Elective Deferrals contributed during the calendar year. Excess Elective Deferrals which are distributed after the last day of the calendar year to which they are attributable shall not be entitled to any allocation of Income or Loss for the period following the end of the calendar year and the date of distribution.

4.10 Actual Deferral Percentage Test.

(a) Maximum Annual Allocation. The annual allocation derived from Elective Deferrals shall satisfy the Actual Deferral Percentage Test under either of the following formulas:

(i) the Actual Deferral Percentage for eligible Highly Compensated Employees shall not be greater than the Actual Deferral Percentage for eligible Nonhighly Compensated Employees multiplied by 1.25; or

(ii) the difference between the Actual Deferral Percentage of eligible Highly Compensated Employees and the Actual Deferral Percentage for eligible Nonhighly Compensated Employees shall not be greater than two (2) percentage points; provided, the Actual Deferral Percentage for eligible Highly Compensated Employees shall not be greater than two (2) times the Actual Deferral Percentage for eligible Nonhighly Compensated Employees.

(b) Additional Elective Deferrals. For the purpose of meeting the Actual Deferral Percentage Test, “Elective Deferrals” means:

(i) the amount of all Elective Deferrals for the Plan Year including any Excess Elective Deferrals; but excluding (A) any amounts distributed to a Participant pursuant to Section 5.10(e) of the Plan and (B) Elective Deferrals contributed to this Plan by Nonhighly Compensated Employees which, without considering contributions to any other arrangement, exceed the dollar limitation of Section 402(g)(5) of the Code; and

(ii) if so designated by the Employer, all or part of the Qualified Matching Contributions and/or the Qualified Nonelective Contributions for the Plan Year.

All Qualified Matching Contributions and/or Qualified Nonelective Contributions deemed by the Employer as additional Elective Deferrals shall be credited to the appropriate Qualified Contribution Account as of the last day of the Plan Year. All Qualified Nonelective Contributions designated by the Employer as additional Elective Deferrals shall be allocated to accounts of all eligible Participants regardless of whether such Participant actually elected to participate in the salary deferral arrangement.

(c) Actual Deferral Percentage. The Actual Deferral Percentage for Highly Compensated Employees means the average of the Actual Deferral Ratios calculated for each eligible Highly Compensated Employee. A similar Actual Deferral Percentage shall be calculated for each eligible Nonhighly Compensated Employee. The Actual Deferral Ratio of each Participant shall be calculated by dividing the sum of the Elective Deferrals made on behalf of each Participant by the Participant’s Testing Compensation for the current Plan Year. For Plan Years beginning after December 31, 1988, such calculation shall be to the nearest one-hundredth of one percent. The Actual Deferral Ratio of a Participant who has no Elective Deferrals, as defined in Section 4.10(b) shall be zero.

If a Highly Compensated Employee is eligible to participate in more than one 401(k) arrangement of the same Employer, the Actual Deferral Ratio shall be calculated by treating all such 401(k) arrangements which are part of an employee stock ownership plan described at Section 4975(e)(7) or 409 of the Code as one arrangement and by treating all other 401(k) arrangements as a separate arrangement. For Plan Years beginning after December 31, 1988, if a Highly Compensated Employee participates in two or more 401(k) arrangements which have different plan years, all such arrangements ending with or within the same calendar year which are required to be aggregated shall be treated as a single arrangement. A 401(k) arrangement which consists of contributions which are not designed to be invested primarily in Qualifying Employer Securities or Employer Securities shall be considered a separate plan which is not an employee stock ownership plan.

4.11 Excess 401(k) Contributions. If the Actual Deferral Percentage Test is not met, the Committee shall reduce contributions to Highly Compensated Employees until the Actual Deferral Percentage Test is satisfied. Such reductions shall be deemed excess deferral contributions (“Excess 401(k) Contributions”), and shall be distributed to the Highly Compensated Employees, together with any Income and Loss allocable thereto, no later than two and one-half months following the close of the Plan Year. Failure to distribute Excess 401(k) Contributions within such two and one-half month period will result in liability for a ten percent (10%) excise tax levied against the Employer under Section 4979 of the Code. In no event may such distribution be made later than twelve months after the close of the Plan Year in which such Excess 401(k) Contributions are made. Failure to distribute Excess 401(k) Contributions within twelve (12) months after the end of the Plan Year may result in disqualification of the Plan under Section 401 of the Code.

(a) Allocation of Excess 401(k) Contributions to Highly Compensated Employees. The amount of Excess 401(k) Contributions distributable among Highly Compensated Employees shall be determined in accordance with the following leveling method:

(i) The Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced to the extent required to:

(A) enable the Plan to satisfy the Actual Deferral Percentage Test, or

(B) cause such Highly Compensated Employee’s Actual Deferral Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio, then

(ii) such process is repeated until the Actual Deferral Percentage Test is satisfied.

For each Highly Compensated Employee, the amount of such Excess 401(k) Contributions shall equal the total of the Elective Deferrals, less the amount determined by multiplying such Employee’s Actual Deferral Ratio (after reducing it in accordance with the leveling method described above) times the Participant’s Testing Compensation used to determine the Actual Deferral Ratio.

(b) Income or Loss Allocable to Excess 401(k) Contributions. Income or Loss shall be allocated to Excess 401(k) Contributions which are required to be refunded in a manner consistent with the income allocation described at Section 5.5 of the Plan. The amount of Income or Loss, if any, allocated to Excess 401(k) Contributions shall be the pro-rata share of Income or Loss allocated to Elective Deferrals contributed during the Plan Year. Such amount shall be determined by multiplying the Income or Loss allocated as of each Valuation Date during the Plan Year to the Elective Deferral Account by a fraction. The numerator of the fraction shall be the Excess 401(k) Contributions which are included in the Participant’s Adjusted Account Balance under Section 5.5 for each valuation period and the denominator shall be the Adjusted Account Balance under Section 5.5 attributable to the Participant’s Elective Deferral Account. Excess 401(k) Contributions shall be deemed to be the earliest Elective Deferrals contributed during the Plan Year. Excess 401(k) Contributions which are refunded shall not be entitled to any allocation of Income or Loss for the period following the end of the Plan Year to which, they are attributable and the date of distribution.

(c) Coordination with Distribution of Excess Elective Deferrals. The amount of Excess 401(k) Contributions shall be reduced by any Excess Elective Deferrals previously distributed to such Employee for the calendar year ending with or within the Plan Year.

4.12 Actual Contribution Percentage Test.

(a) Maximum Annual Allocation. The allocation of Matching Contributions each Plan Year shall satisfy the Actual Contribution Percentage Test under either of the following formula:

(i) the Actual Contribution Percentage for eligible Highly Compensated Employees shall not be greater than the Actual Contribution Percentage for all eligible Nonhighly Compensated Employees multiplied by 1.25; or

(ii) the difference between the Actual Contribution Percentage for eligible Highly Compensated Employees and the Actual Contribution Percentage for all eligible Nonhighly Compensated Employees shall not be greater than two (2) percentage points; provided, the Actual Contribution Percentage for eligible Highly Compensated Employees shall not be greater than two (2) times the Actual Contribution Percentage for eligible Nonhighly Compensated Employees.

(b) Actual Contribution Percentage. The Actual Contribution Percentage means, with respect to Highly Compensated Employees, the average of the Actual Contribution Ratios calculated separately for each Highly Compensated Employee. A similar Actual Contribution Percentage shall be calculated for eligible Nonhighly Compensated Employees by taking the average of the Actual Contribution Ratio for each eligible Nonhighly Compensated Employee. The Actual Contribution Ratio means the sum of Matching Contributions and Qualified Nonelective Contributions that are treated as Matching Contributions by the Employer divided by the Participant’s Testing Compensation. For Plan Years beginning after December 31, 1988, such calculation shall be to the nearest one-hundredth of one percent.

If a Highly Compensated Employee is eligible to participate in more than one 401(m) arrangement of the same Employer, the Actual Contribution Percentage shall be calculated by treating all such 401(m) arrangements which are part of an employee stock ownership plan described in Section 4975(e)(7) or 409 of the Code as one arrangement and by treating all other 401(m) arrangements as a separate arrangement. For Plan Years beginning after December 31, 1988, if a Highly Compensated Employee participates in two or more 401(m) arrangements which have different plan years, all such arrangements ending with or within the same calendar year which are required to be aggregated shall be treated as a single arrangement. A 401(m) arrangement which consists of contributions which are not designed to be invested primarily in Qualifying Employer Securities and Employer Securities shall be considered a separate plan which is not an employee stock ownership plan.

(c) Matching Contributions. To calculate the Actual Contribution Ratio of any Participant, any Qualified Matching Contribution or Qualified Nonelective Contribution deemed by the Employer as an Elective Deferral for the purpose of complying with the Actual Deferral Percentage Test shall be excluded.

4.13 Excess 401(m) Contributions. If the Actual Contribution Percentage Test is not satisfied, the amount of Matching Contributions attributable to Highly Compensated Employees shall be reduced until the Actual Contribution Percentage Test is satisfied. Such amounts shall be deemed “Excess 401(m) Contributions” and shall be treated as an Amount Forfeited eligible to be allocated as part of the Employer contribution to other Participants as of the end of such Plan Year; provided, any vested Excess 401(m) Contribution shall be distributed to the Highly Compensated Employee. In no event may Matching Contributions which are vested be forfeited to correct Excess 401(m) Contributions.

Excess 401(m) Contributions and the Income or Loss allocable thereto which must be distributed to Highly Compensated Employees shall be distributed within two and one-half months after the close of the Plan Year. A failure to distribute Excess 401(m) Contributions within the two and one-half months period will result in liability for a ten percent (10%) excise tax levied against the Employer under Section 4979 of the Code. In no event may such distributions be made later than twelve months after the close of the Plan Year in which such Excess 401(m) Contributions arose. Failure to distribute Excess 401(m) Contributions within twelve (12) months after the end of the Plan Year may result in disqualification of the Plan under Section 401 of the Code.

In no event shall Excess 401(m) Contributions remain unallocated or be allocated to a suspense account for allocation to one or more Employees in any future year. Excess 401(m) Contributions shall be deemed Employer contributions for purposes of Sections 404 and 415 of the Code, even if such amounts are forfeited or distributed.

4.14 Allocation of Excess 401(m) Contributions to Highly Compensated Employees.

(a) Allocation of Excess 401(m) Contributions When No Family Aggregation Rules Apply. The amount of Excess 401(m) Contributions allocable to each Highly Compensated Employee shall be determined in accordance with the leveling method described at Section 4.11(a), except the term “Excess 401(m) Contributions” shall be substituted for “Excess 401(k) Contributions” and “Actual Contribution Ratio” shall be substituted for “Actual Deferral Ratio.”

For each Highly Compensated Employee, the amount of Excess 401(m) Contributions shall equal the total of Matching Contributions and Qualified Nonelective Contributions treated as Matching Contributions less the amount determined by multiplying the Highly Compensated Employee’s reduced Actual Contribution Ratio by his Testing Compensation. In no event shall the amount of Excess 401(m) Contributions exceed the amount of Matching Contributions on behalf of such Highly Compensated Employee for the Plan Year.

(b) Income or Loss Allocable to Excess 401(m) Contributions. The Income or Loss allocable to Excess 401(m) Contributions shall be equal to the Income or Loss, if any, allocable to the Excess 401(m) Contributions during the Plan Year pursuant to Section 5.5 of the Plan. Excess 401(m) Contributions which are refunded shall not be entitled to any allocation-of Income or Loss for the period following the end of the Plan Year to which they are attributable and the date of distribution. The amount of Income or Loss allocable to Excess 401(m) Contributions shall be computed in the same manner as set forth in Section 4.11(c), except the term “Excess 401(m) Contribution” shall be substituted for the term “Excess 401(k) Contribution,” the term “ESOP Account, or if applicable, Profit Sharing Account” shall be substituted for the term “Elective Deferral Account,” and the term “Matching Contribution” shall be substituted for the term “Elective Deferrals.”

4.15 Alternative Limitation.

(a) When Required. This Section 4.15 shall apply only to an arrangement which includes both a 401(k) arrangement and a 401(m) arrangement in the same Plan. This Section 4.15 shall not apply to the Plan if the arrangement consists of desegregated 401(k) and 401(m) arrangements because one qualifies as an employee stock ownership plan as described in Section 4975(e)(7) or 409 of the Code and the other does not.

For Plan Years beginning after December 31, 1988, if any Highly Compensated Employee is eligible to make Elective Deferrals and to receive Matching Contributions, and both the Actual Deferral Percentage and the Actual Contribution Percentage for Highly Compensated Employees exceed the comparable percentages for Nonhighly Compensated Employees by more than 125%, the Alternative Limitation Test shall also be satisfied. For the purpose of this test, the Actual Deferral Percentage and the Actual Contribution Percentage for Highly Compensated Employees shall be the applicable percentage determined after any corrective distributions of Excess Elective Deferrals, Excess 401(k) Contributions and Excess 401(m) Contributions. If the Employer maintains two or more plans which are not aggregated for purposes of determining the Actual Deferral Percentage and/or the Actual Contribution Percentage, then this alternative test shall apply to each plan separately. Whenever the Alternative Limitation Test is applied to plans which are not aggregated, the Actual Contribution Percentage shall be based upon the Plan Year beginning with or within the plan year of the plan with the 401(k) arrangement.

(b) Alternative Limitation Test. In no event shall the sum of the Actual Deferral Percentage and the Actual Contribution Percentage for Eligible Highly Compensated Employees exceed the greater of:

(i) the sum of (A) 125% of the greater of the Actual Deferral Percentage or the Actual Contribution Percentage for the eligible Nonhighly Compensated Employees; and (B) two (2) plus the lesser of the Actual Deferral Percentage or Actual Contribution Percentage for the eligible Nonhighly Compensated Employees; provided, this amount may not exceed two (2) times the percentage used; or

(ii) the sum of (A) 125% of the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage for the eligible Nonhighly Compensated Employees; and (B) two (2) plus the greater of the Actual Deferral Percentage or Actual Contribution Percentage for the eligible Nonhighly Compensated Employees; provided; this amount may not exceed two (2) times the percentage used.

(c) Correction of Multiple Use. If the Alternative Limitation Test is not satisfied, then either the Actual Deferral Percentage or the Actual Contribution Percentage for eligible Highly Compensated Employees shall be reduced so as to enable the Plan to comply with the Alternative Limitation Test. Such compliance shall be accomplished by reducing either the Actual Contribution Ratio or the Actual Deferral Ratio for all eligible Highly Compensated Employees. Any corrective distribution resulting from the decrease in the Actual Deferral Ratio or the Actual Contribution Ratio shall be made in the same manner as prescribed by Section 4.11 or 4 14.

4.16 Aggregation of Plans. If an Employer maintains more than one plan which contains a salary deferral arrangement under Section 401(k) of the Code and/or matching contribution provisions under Section 401(m) of the Code, such Plans may be aggregated for purposes of complying with the Average Deferral Percentage Test or the Average Contribution Percentage Test; provided, for Plan Years which begin after December 31, 1988, such plans may be aggregated only if the Plan Year is the same for each plan. In no event may any portion of this Plan which is considered an employee stock ownership plan, as described in Section 4975(e)(7) or 409 of the Code, or any other such plan be aggregated with the portion of this Plan which is not an employee stock ownership plan. Notwithstanding the above, if the Plan is part of a Required Aggregation Group as defined in Section 7.4, such plans must be aggregated.

4.17 Distributions. Distributions from a Participant’s Elective Deferral Account and Qualified Contributions Account shall be subject to Article VI of the Plan; however, such accounts shall not be distributable to the Participant or his Beneficiary earlier than such time as the Participant either (a) dies, (b) retires, (c) retires due to Total or Permanent Disability, (d) terminates service with the Employer, or (e) attains age 59½. Withdrawals from the Elective Deferral Account shall be permitted at an earlier time under the provisions of Section 4.18. A loan pursuant to Section 6.4 shall not be deemed a distribution of the Elective Deferral Account; provided, the Participant’s Elective Deferral Account shall not be reduced by reason of any default on a loan which occurs prior to the appropriate distribution date.

In addition to the distributable events allowed in the previous paragraph, the balance of a Participant’s Elective Deferral Account and Qualified Contributions Account may be distributed on the occurrence of one of the following events:

(a) Termination of the Plan without establishment of a successor plan;

(b) The date of the sale or other disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by such corporation in a trade or business of such corporation with respect to an Employee who continues employment with the corporation acquiring such assets; or

(c) The date of the sale or other disposition by a corporation of such corporation’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity; provided, the Employee continues employment with such subsidiary.

4.18 Hardship Distributions. A withdrawal from a Participant’s Elective Deferral Account shall be deemed a hardship distribution only if the distribution is made on account of an immediate and heavy financial need of the Participant and the distribution is necessary to satisfy such financial need. Spousal Consent shall be required for hardship distributions.

In no event shall the amount of a hardship distribution exceed the sum of the Elective Deferrals made to the Plan after December 31, 1988, plus the balance in the Participant’s Elective Deferral Account as of December 31, 1988. Income allocated to the Elective Deferral Account after December 31, 1988, shall not be available for a hardship distribution.

(a) Immediate and Heavy Financial Need Test. A distribution shall be deemed to satisfy the “immediate and heavy financial need” requirement only if made:

(i) to pay funeral expenses of a family member as defined at Section 2.8;

(ii) to pay medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant’s spouse, or any dependent of the Participant as defined in Section 152 of the Code or to obtain medical care described in Section 213(d) of the Code for the same persons described above;

(iii) to purchase a principal residence of the Participant;

(iv) to pay tuition for up to the next twelve months of post-secondary education for the Participant, the Participant’s spouse, child or dependent;

(v) to make payments on the mortgage of the Participant’s principal residence to prevent foreclosure;

(vi) to make payments on the Participant’s principal residence to prevent eviction; or

(vii) in such other circumstances as the Commissioner may deem appropriate from time to time.

(b) Necessary to Satisfy Financial Need Test. A distribution shall be deemed “necessary to satisfy financial need” if all of the following conditions are met:

(i) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant including any amounts necessary to pay for federal, state or local income taxes resulting from the distribution;

(ii) the Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Employer;

(iii) upon receipt of a hardship distribution, all Participant Elective Deferrals to the Plan and any other plan maintained by the Employer shall be suspended for at least twelve (12) months after receipt of the hardship distribution; and

(iv) the Participant may not make Elective Deferrals in the Participant’s taxable year following the taxable year in which a hardship distribution is received which exceed $7,000 (as adjusted under Section 402(g) of the Code) less the amount of the hardship distribution.

4.19 Transitional Rules. Notwithstanding any other provision of this Plan, the transitional rules and various effective dates contained in the Treasury Regulations to Sections 401(k) and 401(m) shall be applied and are hereby incorporated by reference.

ARTICLE V.

Accounting, Allocation and Valuation

5.1 Accounts. The Trustee shall maintain a separate ESOP Account and subaccounts thereof, Profit Sharing Account and subaccounts thereof, and such other accounts as are required under the terms of the Plan for each Participant. Each such account shall be credited or debited as herein provided, but all such accounts may be invested by the Trustee as a single fund.

All Qualifying Employer Securities purchased or contributed to the Plan and which are held as collateral for an Exempt Loan shall be placed in a suspense account and released therefrom pursuant to Section 2.17 of the Plan. Upon release of the Qualifying Employer Securities from the suspense account, they shall be available for allocation to the Participants’ ESOP Accounts.

5.2 Allocation of Contributions.

(a) Matching Contribution. The Employer’s contributions, other than Elective Deferrals and amounts designated by the Employer as Discretionary Contributions to be allocated under subsection (b) below, together with Amounts Forfeited available to be allocated to Participant accounts, shall be allocated to the ESOP Account, or if applicable the Profit Sharing Account, unless otherwise directed, as of the end of each Plan Year. Participants who are employed on the last day of the Plan Year shall be entitled to an allocation in the following priorities:

(i) Such amount as is designated by the Employer as a Qualified Matching Contribution, to each Nonhighly Compensated Employee Participant in the proportion that such Participant’s Elective Deferrals bear to the aggregate Elective Deferrals of all Nonhighly Compensated Employee Participants;

(ii) Such amount as is designated by the Employer as a Qualified Nonelective Contribution to each Nonhighly Compensated Employee Participant in the proportion that such Participant’s Testing Compensation, as defined in Section 4.5(a) of the Plan, bears to the aggregate Testing Compensation of all Nonhighly Compensated Employee Participants;

(iii) If the Plan is a Top-Heavy Plan for the Plan Year, an amount for the benefit of each non-Key Employee Participant not to exceed the percentage required under Section 7.9 of such Participant’s Compensation, less any amount allocated on behalf of such Participant under Section (ii);

(iv) If the Plan is a Top-Heavy Plan for the Plan Year, an amount for the benefit of each Key Employee Participant not to exceed the percentage required under Section 7.9 of such Participant’s Compensation, less any amount allocated on behalf of such Participant under Section (ii);

(v) A Matching Contribution for the benefit of each Nonhighly Compensated Employee Participant in an amount equal to 50% of such Participant’s Elective Deferrals for such Plan Year; provided, Elective Deferrals which exceed 6% of such Participant’s Compensation shall be disregarded;

(vi) A Matching Contribution for the benefit of each Highly Compensated Employee Participant in an amount equal to the largest percentage of each such Participant’s Elective Deferral, computed in the manner specified at Section (v), which will enable the Plan to satisfy the Actual Contribution Percentage Test and, if applicable, the Alternative Limitation Test for the Plan Year;

(vii) The balance, if any, shall be allocated to Participants who completed a Year of Service in the Plan Year and are employed on the last day of the Plan Year, or Participants who terminated service with the Employer as a result of a Total and Permanent Disability, death, or retirement in the Plan Year in the proportion that the Compensation of each Participant bears to the aggregate Compensation of all Participants for the Plan Year.

(b) Allocation of Discretionary Contribution. The Employer’s Discretionary Contribution shall be allocated to the Participant’s ESOP Account, or if applicable to the Profit Sharing Account, as of the end of each Plan Year. The Discretionary Contribution shall be allocated to Participants who complete a Year of Service in the Plan Year and are employed on the last day of the Plan Year or to Participants who terminated service with the Employer as a result of Total and Permanent Disability, death or retirement in the Plan Year, in the proportion that the Compensation of each such Participant bears to the aggregate Compensation of all such Participants for the Plan Year.

If the foregoing allocations would result in failure to satisfy the requirements of Section 410(b) of the Code and Treasury Regulations thereunder, an additional number of Nonhighly Compensated Employee Participants shall be eligible to share in the allocation under this Section 5.2. The additional number of such Participants shall be the smallest number necessary to enable the Plan to qualify under Section 410(b) of the Code. The additional Nonhighly Compensated Employee Participants shall be included in the allocation in the following priority:

(i) Nonhighly Compensated Employee Participants who were employed on the last day of the Plan Year who failed to complete a Year of Service in the Plan Year ranked in descending order of Hours of Service for which they were credited during the Plan Year; and

(ii) Nonhighly Compensated Employee Participants who were not employed on the last day of the Plan Year ranked in descending order of Hours of Service for which they were credited during the Plan Year.

5.3 Restriction On Allocation of ESOP Contribution. There are no restrictions on the allocation of Qualifying Employer Securities or Employer Securities under this Plan because no such shares have been acquired pursuant to Section 1042 of the Code.

5.4 Allocation of Amounts Forfeited. Amounts Forfeited available for allocation to Participant accounts shall be allocated to the ESOP Account, or if applicable, the Profit Sharing Account, in the same manner as the Employer’s contribution for such Plan Year after giving effect to the annual adjustment provided in Section 5.5.

5.5 Income Allocation. As of the Valuation Date, the fair market value of the Trust Fund or each separate investment fund allowed under the Plan (“Fund”), as reported by the Trustee, shall be determined and allocated to Participant accounts as specified in this Section.

As of each Valuation Date, the Adjusted Account Balance for each Participant account included in each Fund and each Adjusted Fund Balance shall be determined. The difference between the Adjusted Fund Balance and the balance of the Fund as of the immediately preceding Valuation Date shall be apportioned among the respective Participant accounts in the proportion each Adjusted Account Balance bears to the aggregate of all Adjusted Account Balances.

The term “Adjusted Account Balance” means the balance of each Participant’s account included in the Fund on the immediately preceding Valuation Date decreased by:

(a) Any distributions or withdrawals made during the valuation period;

(b) Amounts Forfeited which have become available during the valuation period for allocation to accounts of other Participants; and

(c) Transfers to other Funds from such account during the valuation period.

The term “Adjusted Fund Balance” means the fair market value of each Fund as of the Valuation Date increased by:

(a) Distributions and withdrawals, during the valuation period; and

(b) Any transfers paid to other Funds during the valuation period;

then decreased by:

(c) Employer contributions during the valuation period;

(d) Any Participant contributions during the valuation period;

(e) Any Amounts Forfeited which have become available during the valuation period for allocation to Participant accounts; and

(f) Any transfer received by the Fund during the valuation period.

Any transfer to a Participant’s account which is directed to be made effective as of the first day of the current valuation period shall be deemed a part of the beginning Adjusted Account Balance and Adjusted Fund Balance and shall be excluded from the Adjusted Account Balance of the account and Adjusted Fund Balance from which it was transferred.

The Trustee shall maintain one fund consisting of all Qualifying Employer Securities and Employer Securities held in the Trust Fund. Notwithstanding any other provision of the Plan which refers to allocation of contributions or income, assets of the Trust Fund which are in the form of Qualifying Employer Securities or Employer Securities shall be held in such separate fund. The balance in such fund shall be valued pursuant to the principles set forth in this Section 5.5; provided, the balance in each Participant’s account in such fund shall be set forth in the number of shares (and fractions thereof) which are contained therein. Adjustments shall be made in each Participant’s account to reflect any stock split, dividend, stock dividend or other combination or reclassification attributable to the shares held in such Participant’s account.

5.6 Accounting for Participants’ Contributions. The amount contributed by each Participant shall be credited to the appropriate Employee contribution account, as of the date deposited with the Trustee, but in no event later than the last day of the Plan Year to which such contributions relate. All accounts which are credited with Employee contributions shall be considered part of the profit sharing portion of the Plan.

5.7 Statement of Account. As soon as is administratively feasible after the end of each valuation period, the Committee shall deliver to each Participant a statement of such Participant’s accounts showing the balances at the beginning of the valuation period, any changes during the valuation period, the balances at the end of the valuation period, and such other information as the Committee may deem proper. Neither the maintenance of accounts, the allocations to accounts, nor the statements of account shall operate to vest in any Participant any right in or to the Trust Fund except as specifically provided herein.

5.8 Special Valuation Date. If the Committee determines that a substantial change in the value of all or any portion of the Trust Fund has occurred since the last Valuation Date, the Committee may establish one or more Special Valuation Dates and determine the adjustment required to make the total net credit balance in the accounts of the Participants equal the market value of the appropriate portion of the Trust Fund. Such adjustments shall be made consistent with the procedure specified in Section 5.5. Having determined such adjustment, all distributions which are to be made as of or after such Special Valuation Date, but prior to the next succeeding Valuation Date or Special Valuation Date, shall be made as if the net credit balances in all accounts had actually been credited or debited to reflect the adjustment provided by this Section.

5.9 Definitions Applicable to Limitations on Allocations. For purposes of Sections 5.10 to 5.11, the following defined terms shall apply:

(a) “Annual Additions” means, with respect to any Participant, the sum for the Limitation Year of (i) all Employer and Employee contributions allocated to a Participant’s accounts; (ii) all Amounts Forfeited allocated to his account; (iii) amounts allocated to his individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer; and (iv) amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer. Annual Additions shall include the amount of any Excess Elective Deferrals, Excess 401(k) Contributions or Excess 401(m) Contributions; provided, Excess Elective Deferrals distributed to Participants pursuant to Section 4.9 or 5.10(e) of the Plan shall not be included as Annual Additions.

(b) “Defined Benefit Fraction” means a fraction in which the numerator is the sum of the Participant’s Projected Annual Benefits under all defined benefit plans maintained by the Employer (whether or not terminated), and the denominator is the lesser of 125% of the dollar limitation determined for the Limitation Year under Sections 415 (b) and (d) of the Code or 140% of Highest Average Compensation, including any adjustments under Section 415(b) of the Code.

(c) “Defined Contribution Dollar Limitation” means thirty thousand dollars ($30,000), or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(d) of the Code as in effect for the Limitation Year.

(d) “Defined Contribution Fraction” means a fraction in which the numerator is the sum of: (i) the Annual Additions to the Participant’s accounts under all defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, including Voluntary Nondeductible Contributions to any defined benefit plan maintained by the Employer (whether or not terminated), and (ii) the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer; and the denominator is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years of service with the Employer, regardless of whether a defined contribution plan was maintained by the Employer. The “Maximum Aggregate Amount” means, in any Limitation Year, the lesser of 125% of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant’s Section 415 Compensation for such year.

(e) “Employer” means the Employer including any employer excluded at Section 2.11, except Section 414(b) and (c) of the Code shall be applied as modified by Section 415(h) of the Code.

(f) “Excess Amount” means the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

(g) “Highest Average Compensation” means the average Section 415 Compensation for the three consecutive Years of Service with the Employer that produces the highest average.

(h) “Limitation Year” means the Plan Year unless otherwise specified by resolution of the Board of Directors. All qualified plans of the Employer must use the same Limitation Year. If the Limitation Year is changed, the new Limitation Year must begin on a date within the Limitation Year in which the change is made.

(i) “Maximum Permissible Amount” means the maximum Annual Addition that may be contributed or allocated to a Participant’s accounts under the Plan for any Limitation Year which shall not exceed the lesser of:

(i) The Defined Contribution Dollar Limitation; or

(ii) Twenty-five percent (25%) of the Participant’s Section 415 Compensation for the Limitation Year.

The limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(1)(1) or 419A(d)(2) of the Code. If a short Limitation Year is created because of a change in Limitation Year, the Maximum Permissible Amount shall not exceed the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is equal to the number of months in the short Limitation Year and the denominator of which is twelve (12).

The Maximum Permissible Amount shall be increased as allowed under Section 415(c)(6) of the Code.

(j) “Projected Annual Benefit” means the annual retirement benefit (adjusted to the actuarial equivalent of a straight life annuity if such benefit is expressed in a form other than a straight life annuity) to which the Participant would be entitled under the terms of the Plan assuming:

(i) the Participant will continue employment until Normal Retirement Date under the Plan or current age, if later, and

(ii) the Participant’s Section 415 Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

(k) “Section 415 Compensation” means Compensation as defined at Section 2.8, but including amounts received before the Participant’s Entry Date and excluding (i) other amounts which receive special tax benefits, (ii) contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludible from the gross income of the Employee), and (iii) any amount which is contributed by the Employer pursuant to the Participant’s election or a salary reduction agreement and which is not included in the Participant’s taxable income by reason of Section 79, 125, 401(k), 402(e)(3), or 402(h) of the Code.

5.10 Limitation on Allocations.

(a) Annual Additions. If the Participant does not participate in, and has never participated in any other qualified plan, welfare benefit fund as described in Section 419(e) of the Code, or an individual medical account as defined in Section 415(1)(2) of the Code maintained by the Employer, the amount of Annual Additions which may be allocated under this Plan on the Participant’s behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant’s account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount; provided, the reduction of the Employer contribution that would be contributed or allocated as described in the previous sentence shall be applied after the appropriate corrections required pursuant to Section 5.10(e) below have been made.

(b) Estimated Section 415 Compensation. Prior to the determination of the Participant’s actual Section 415 Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant’s estimated annual Section 415 Compensation for such Limitation Year. Such estimated annual Section 415 Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated.

(c) Determination of Actual Section 415 Compensation. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant’s actual Section 415 Compensation for such Limitation Year.

(d) Disposition of Excess Amount. If as a result of allocation of Amounts Forfeited or the application of (c) above there is an Excess Amount with respect to a Participant for a Limitation Year, such Excess Amount shall be disposed of in the following order:

(i) Any Voluntary Nondeductible Contributions to the extent they would reduce the excess amount shall be returned to the Participant.

(ii) If the Participant is an Employee at the end of the Limitation Year, Excess Amounts shall not be distributed to the Participant but shall be reapplied to reduce future Employer contributions and Amounts Forfeited under this Plan for such Participant for the next Limitation Year and succeeding years, as necessary. The amount allocated to such Participant’s accounts in the next Limitation Year shall equal the sum of his share of actual Employer contributions and Amounts Forfeited and any Excess Amount carried forward for such Participant.

(iii) If the Participant is not an Employee at the end of the Limitation Year, the Excess Amount shall be held unallocated in a suspense account. The amounts contained in the suspense account shall be applied to reduce the future allocation of Employer contributions and Amounts Forfeited for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary. All amounts in the suspense account must be allocated and reallocated to Participants’ accounts before any Employer or Employee contributions may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Participants or former Participants. Any amount held in a suspense account shall not participate in the allocation of the Trust Fund investment gains and losses.

(e) Excess Annual Additions Resulting from Elective Deferrals. If the Annual Additions for a Limitation Year would exceed the Participant’s Maximum Permissible Amount as a result of: (i) the allocation of Amounts Forfeited; (ii) the application of (c) above; or (iii) a reasonable error in determining the amount of Elective Deferrals which may be contributed on behalf of a Participant for purposes of the limitations imposed under Section 415 of the Code, the

Participant’s Elective Deferrals contributed on his behalf during the Limitation Year shall be reduced to the extent necessary to equal the Participant’s Maximum Permissible Amount. Such Excess Elective Deferrals shall be deemed an Excess Amount, shall not be treated as an Annual Addition and shall be disposed of in the following order:

(A) If the Participant is an Employee at the end of the Limitation Year, the Elective Deferrals deemed Excess Amounts shall not be distributed to the Participant but shall be reapplied to reduce future Employer contributions allocated to the Participant’s Elective Deferral Account under this Plan for the next Limitation Year. Such amount shall be allocated to the Participant’s Elective Deferral Account as of the first day of the next Limitation Year. The amount allocated to such Participant’s accounts in the next Limitation Year shall equal the sum of his share of actual Employer contributions and Amounts Forfeited and any Excess Amount carried forward for such Participant. Any amount held in a suspense account shall not participate in the allocation of the Trust Fund investment gains and losses.

(B) If the Participant is not an Employee at the end of the Limitation Year, the Elective Deferrals deemed to be the Excess Amount shall be distributed to the Participant.

Amounts distributed or held in suspense pursuant to this paragraph shall not be included in Elective Deferrals for purposes of applying the limitation described at Section 4.9, nor the discrimination tests described at Sections 4.10 and 4.12.

ARTICLE VI.

Benefits

6.1 Retirement, Death or Disability. When a Participant attains his Normal Retirement Date, dies, or his employment is terminated as the result of a Total and Permanent Disability, he shall have a nonforfeitable interest in the entire amount of his ESOP Account, and if applicable, his Profit Sharing Account, and additions thereto. If a Participant, with the consent of the Employer, continues in active employment following his Normal Retirement Date, he shall continue to participate in the Plan.

6.2 Termination for Other Reasons.

(a) Vested Percentage. If a Participant’s employment with the Employer is terminated before his Normal Retirement Date for any reason other than Total and Permanent Disability or death, he shall be entitled to an amount equal to the “vested percentage” of his ESOP Account, and if applicable, his Profit Sharing Account.

(b) Vesting for Matching Contribution Accounts for Participants After January 2002. For Participants who are employed with the Employer on or after January 1, 2002, such vested percentage for Matching Contribution Accounts shall be determined as of the date of the Participant’s termination in accordance with the following schedule:

Years of Service	Vested Percentage	Forfeited Percentage
Less than 2	0%	100%
2 but less than 3	20%	80%
3 but less than 4	40%	60%
4 but less than 5	60%	40%
5 but less than 6	80%	20%
6 or more	100%	0%

(c) Vesting for All Accounts for Participants. Except for Participant Elective Deferral Accounts and such other Accounts which are, pursuant to the terms of the Plan subject to an earlier vesting schedule, Accounts for Participants who terminated employment with the Employer shall be subject to the following vesting schedule:

Years of Service	Vested Percentage	Forfeited Percentage
Less than 3	0%	100%
3 but less than 4	20%	80%
4 but less than 5	40%	60%
5 but less than 6	60%	40%
6 but less than 7	80%	20%
7 or more	100%	0%

(d) Years of Service for Vested Percentage. Years of Service shall include all Years of Service with the Employer, including any employer excluded at Section 2.11, but shall not include the following:

(i) Years of Service before the Plan Year in which the Participant attained age 18;

(ii) Years of Service completed prior to a Break in Service and the Effective Date of this Plan if such service would have been disregarded under the applicable rules of this or a predecessor plan;

(iii) Years of Service during any period for which the Employer did not maintain the Plan or a predecessor plan; or

(iv) Years of Service completed before a Break in Service for a Participant who at the time of such Break in Service was not vested in any portion of his ESOP Account, and if applicable his Profit Sharing Account, if the number of consecutive one-year Breaks in Service equals or exceeds the greater of five (5) one-year Breaks in Service or the aggregate number of Years of Service earned before the consecutive Breaks in Service.

A Participant on an Authorized Leave of Absence shall not be credited with Hours of Service or Years of Service for the period of such Authorized Leave of Absence unless he resumes employment within the applicable time period established by the Employer or by law.

(e) Years of Service for Reemployed Participants. A former Participant who had a nonforfeitable right to all or a portion of his ESOP Account, and if applicable, his Profit Sharing Account, at the time of his termination shall receive credit for all Years of Service prior to his Break in Service upon completing a Year of Service after his return to the employ of the Employer. However, if the Participant incurs five (5) or more consecutive one-year Breaks in Service, all Years of Service after a Break in Service shall be disregarded for purposes of determining such Participant’s nonforfeitable percentage in his ESOP Account balance, and if applicable, his Profit Sharing Account balance, that accrued before such Break in Service. If’ a Participant incurs fewer than five (5) consecutive one-year Breaks in Service, both the pre-break and post-break service will count for purposes of determining the Participant’s vested percentage in his ESOP Account, and if applicable, his Profit Sharing Account. If necessary, the Trustee shall maintain separate pre-break and post-break ESOP Account or Profit Sharing Account for such Participant.

(f) Amendments to Vesting Schedule. No amendment to the vesting schedule shall deprive a Participant of his nonforfeitable right to benefits accrued to the later of the date the amendment is adopted or the effective date of the amendment. If the vesting schedule of the Plan is amended by the Employer, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. For the purpose of this subsection only, a Participant will be deemed to have completed three (3)

Years of Service if the Participant has completed three (3) Years of Service, whether or not consecutive, prior to the period during which the election is made. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

(i) sixty (60) days after the amendment is adopted;

(ii) sixty (60) days after the amendment becomes effective; or

(iii) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Committee.

6.3 Employee Contribution Accounts. A Participant shall at all times be fully vested in the balance of all accounts maintained on his behalf other than his ESOP Account and his Profit Sharing Account. The balances of a Participant’s accounts other than such accounts shall be paid to him at the same time as the distribution to him of the vested portion of his ESOP Account and, if applicable, his Profit Sharing Account. Withdrawals from a Participant’s Elective Deferral Account prior to the distribution date of other accounts may only be made pursuant to the provisions of Sections 4.17 and 4.18 of the Plan.

6.4 Loans to Participants. If the Committee permits Participant loans, the Committee may direct the Trustee to make a loan or loans to a party in interest, as defined at Section 3(14) of ERISA, who is a Participant or Beneficiary in accordance with the provisions of this Section.

(a) Availability of Loans. Loans shall be available to all parties in interest who are Participants or Beneficiaries without regard to any such individual’s race, color, religion, sex, age or national origin. However, loans shall be permitted solely for the purposes set forth at Section 4.18 and such other purposes as the Committee, in its sole discretion, determines to be an immediate and heavy financial need for the Participant or Beneficiary. In addition, such loans shall not be available to such Participants or Beneficiaries who are Highly Compensated Employees in an amount greater than the amount available to Nonhighly Compensated Employees.

(b) Application and Approval Procedure. An application for a loan by an eligible Participant or Beneficiary shall be in writing and in the form provided by the Committee. Participant loans shall be permitted without regard to the purpose for which the eligible Participant or Beneficiary is borrowing unless the Committee has adopted a formal written policy specifying the limited purposes for which a loan may be granted. As a condition to the granting, extension or renewal of a loan on or after October 18, 1989, the Participant must consent to payroll withholding of any amounts which become due or are in default under the loan agreement. Such withholding shall occur not less frequently than monthly and in an amount not to exceed the maximum permitted by the state laws of the domicile of the borrowing Participant or Beneficiary. The Committee shall have the sole discretion to determine whether a loan application qualifies under this Section or, if qualified, whether the loan will be granted, renewed or modified. The Trustee may deny any request for a Participant loan if the Trustee determines that the Trust Fund’s liquidity is not sufficient to fund the requested loan.

(c) Minimum and Maximum Amount of Loans. No loan shall be made for an amount less than $1,000. Any loan made pursuant to this Section (when added to the outstanding balance of all other loans from the Plan) may not exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the day the loan is made; or (ii) one-half of the Participant’s Vested Account Balance. For the purpose of this limitation on the amount of any loans, all plans of the Employer shall be treated as one plan.

(d) Interest Rate and Other Charges. Interest shall be charged on loans to eligible Participants or Beneficiaries at a rate equal to two percentage points (2%) above the rate paid by the United States government on treasury notes with the same maturity as the loan; provided, if the loan’s term exceeds five (5) years, the interest rate shall be the same as that charged by the bank designated by the Committee on a fixed rate basis for a loan of similar size and maturity. All loans shall bear interest at a fixed rate. Such rate shall be determined as of the last business day of each month and shall apply to all loans advanced, renewed or modified during the next month. The Committee may by formal written policy designate other fees which may be charged in connection with a loan.

(e) Collateral. All loans to eligible Participants or Beneficiaries shall be secured by such portion of the Participant’s Vested Account Balance, as determined by the Committee, and by such other security as the Committee may require; provided, for loans granted, renewed or modified on or after October 18, 1989, the loan may not be secured by more than fifty percent (50%) of the Participant’s Vested Account Balance. No loan shall be made unless the Committee determines that the loan is adequately secured. In making this determination, the Committee shall consider the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm’s-length terms.

(f) Repayment of Loans. Loans shall provide for level amortization with payments to be made by payroll deduction; provided, in no event may payments be made less frequently than quarterly or over a period which exceeds five (5) years. However, loans used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the eligible Participant or Beneficiary may provide for periodic repayment over a reasonable period of time that may exceed five (5) years.

(g) Default. In accordance with commercially reasonable lending practices, the Committee may declare a loan from the Plan to be due and payable if any of the following events occur which have not been waived by the Committee:

(i) failure to make any periodic payment of principal and interest as required by the note evidencing the loan;

(ii) failure to perform any obligation or covenant contained in the note evidencing the loan or in a security agreement granting collateral for the loan;

(iii) termination of a Participant’s employment relationship with the Employer;

(iv) institution of any bankruptcy, reorganization, readjustment of debt, liquidation or receivership proceedings by or against a borrowing Participant or Beneficiary; or

(v) admission by a Participant or Beneficiary of his inability to pay debts as the debts mature or his intent not to repay the loan from the Plan.

(h) Remedies. Upon the occurrence of an event of default, the Committee may direct the Trustee to exercise any and all rights to enforce any security interests or other rights in collateral granted to the Trustee. A deemed distribution of loans in default shall occur in accordance with the formal written policy adopted by the Committee which shall state whether the full amount of the principal on the loan or only the amount of principal in default under the loan shall be a deemed distribution. These deemed distributions shall be considered in-service distributions and allowed under the Plan. The amount of the deemed distribution shall include all accrued interest and other charges applicable to the loan. The Trustee may collect the amount due by set-off against the Participant’s Elective Deferral Account only if such distribution meets the requirements of Section 4.17.

(i) Consents. If a borrowing Participant is married, no loan shall be made, renewed or modified unless the Committee receives a Spousal Consent, within ninety (90) days before the date the loan is made, renewed or modified. Such Spousal Consent shall consent to the granting, renewal or modification of the loan and shall consent to the reduction of the Vested Account Balance securing such loan upon an event of default. Such Vested Account Balance shall not be reduced unless an event allowing distribution under the Plan has occurred. Such consent shall be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new Spousal Consent shall be required for any renegotiation, extension, renewal or other revision of a loan.

If a borrowing Participant is not married or if the borrower is a Beneficiary, no loan shall be made under this Section unless the Committee receives, within ninety (90) days before the loan is made, renewed or modified, a consent from such Participant or Beneficiary to a reduction of the Vested Account Balance securing such loan upon an event of default. Such Vested Account Balance shall not be reduced unless an event allowing distribution under the Plan has occurred. No Spousal Consent shall be required at the time of the reduction of the Vested Account Balance, even if such Participant is then married.

(j) Distributions. No distribution shall be made to any Participant, Beneficiary or the estate of a Participant unless and until all unpaid loans to such Participant or Beneficiary, together with accrued interest thereon, have been paid in full.

(k) Accounting for Loans. Any loan made under this Section shall become an asset of the Trust Fund. All payments of principal, interest and expenses, if any, shall be allocated as part of the Trust Fund under Section 5.5.

(l) Transitional Rule. Loans made prior to the adoption of this amended and restated Plan need only comply with the Plan and statutes as then in effect.

6.5 Designation of Beneficiary. Each Participant may designate a Beneficiary to receive the balance of his ESOP Account and Profit Sharing Account, if any, on a form provided by the Committee. Such designation may include primary and contingent Beneficiaries. The designation may be changed at any time by filing a new form. If a Participant designates a Beneficiary other than such Participant’s spouse for any portion of his account balance, that Beneficiary designation shall be void unless accompanied with a Spousal Consent. If a Participant marries or remarries, any Beneficiary designation shall become void until such Spousal Consent executed by the then current spouse is provided to the Committee. In the absence of such written designation, or if such written designation is void, the surviving spouse, if any, of the Participant shall be deemed to be the designated Beneficiary and, otherwise, the estate of such Participant.

6.6 Distribution Commencement Date.

(a) Normal Commencement of Benefits. Except as provided in (b) through (d) of this Section, Section 6.3 or 6.9, a Participant shall be entitled to commence a distribution of his Vested Account Balance sixty (60) days following the end of the Plan Year which includes the Participant’s Normal Retirement Date; provided, if (i) a Participant has not terminated employment with the Employer on his Normal Retirement Date, payment of his benefit shall not commence until sixty (60) days following the end of the Plan Year in which he actually terminates employment with the Employer; and (ii) if a Participant dies, payment of his benefit shall commence sixty (60) days following the end of the Plan Year in which the Participant dies.

Except as provided in the preceding paragraph, but notwithstanding any other provision of the Plan except Section 6.9, the portion of a Participant’s accounts which consists of Qualifying Employer Securities acquired with the proceeds of an Exempt Loan shall not be distributed until the close of the Plan Year in which such Exempt Loan is repaid in full.

(b) Participant’s Consent Required for All Distributions in Excess of $5,000. Notwithstanding anything herein to the contrary, effective for Plan Years beginning after August 5, 1997, if a Participant’s vested and nonforfeitable Benefit in his Accounts is more than $5,000 (subject to the restrictions of Section 6.2(c)(iv)), the Participant must consent to any distribution of his Benefit before the later of age 62 or attainment of his Normal Retirement Date except in case of the Participant’s death, and, if Qualified Joint and Survivor Annuity provisions apply the Participant’s spouse must consent pursuant to Section 6.8 herein. Provided, the Participant shall be entitled to receive a distribution from the Plan in the form of and at the time otherwise authorized in this Article VI

(c) Cash Out of Amounts of $5,000 or Less. Effective for Plan Years beginning after August 5, 1997, if any Participant has $5,000 or less of vested and nonforfeitable Benefit in his Accounts at the time he terminates his employment, the Committee shall direct the Trustees to pay the entire Benefit in a lump sum and the non-vested portion will be treated as a Forfeiture; provided, however, that for Plan Years beginning prior to August 5, 1997, the amount “$3,500” shall be substituted for “$5,000” above. If a Participant would have received a distribution under the preceding sentence but for the fact that the Participant’s vested Account balance exceeded $5,000 when the Participant terminated service with the Employer and if at a later time such Account balance is reduced such that it is not greater than $5,000, the Committee shall direct the Trustees to pay the entire Benefit in a lump sum and the non-vested portion shall be treated as a Forfeiture. Payment shall be made within an administratively feasible time after the Participant’s termination of employment which in the normal case will be within six months following the close of the Plan Year in which the Participant terminates his employment or six months following the close of the Plan Year in which the Participant’s vested and nonforfeitable Benefit in his Account falls below $5,000.

(d) Deemed Distributions to Non-Vested Terminated Participants. If a terminated Participant is not vested in any portion of his account balances, the Participant shall be deemed to have received a distribution of his account balances as of the last day of the Plan Year in which he terminated employment.

(e) Transitional Rules for Cash Out Limits.

(1) For Plan Years beginning before August 6, 1997, exceeds $3,500 (or exceeded $3,500 at the time of any prior distribution),

(2) For Plan Years beginning after August 5, 1997, and for a distribution made prior to March 22, 1999, exceeds $5,000 (or exceeded $5,000 at the time of any prior distribution), or

(3) And for Plan Years beginning after August 5, 1997 and for a distribution made after March 21, 1999, that either exceeds $5,000 or is a remaining payment under a selected optional form of payment that exceeded $5,000 at the time the selected payment began, and the account balance is immediately distributable, the Participant must consent to any distribution of his Benefit prior to his Normal Retirement Date (except in the case of the Participant’s death).

(f) Right to Withdraw Benefits from the Plan Upon Attainment of Age 65 Years. Notwithstanding any other provision of the Plan to the contrary, each Participant in the Plan who has not otherwise terminated employment but has attained at least 65 years of age may, by making application to the Committee, request that the Committee distribute to such Participant all or any portion of his Accounts in the Plan and, upon receipt of such request, distribution shall be made by the Trustee as directed by the Committee in accordance with the terms of the Plan, and such distribution shall be made as if such Participant terminated employment and requested distribution. For the purpose of this Section 6.6(f), the right of a Participant to request distribution from the Plan shall only be available with respect to those Participants who have satisfied the foregoing age requirement.

6.7 Determination of Amounts Forfeited.

(a) Forfeiture of Non-Vested Balance. Upon a complete distribution pursuant to Section 6.6, the non-vested percentage of a Participant’s ESOP Account and Profit Sharing

Account, if any, shall become an Amount Forfeited and shall be available for allocation to the accounts of other Participants in the Plan Year following the Plan Year in which the Participant receives such distribution. If no complete distribution is made, the non-vested percentage of a Participant’s accounts, if any, shall become an Amount Forfeited and available for allocation to other Participants’ accounts as of the end of the Plan Year in which the Participant incurs five (5) consecutive one-year Breaks in Service.

If a portion of a Participant’s accounts becomes an Amount Forfeited, Qualifying Employer Securities and Employer Securities allocated to such Participant’s account shall be forfeited only after other assets. If interests in more than one class of Qualifying Employer Securities and Employer Securities have been allocated to the Participant’s accounts, the Participant must be treated as forfeiting the same proportion of each class. If Qualifying Employer Securities acquired with the proceeds of an Exempt Loan are available for distribution and consist of more than one class, a distributee must receive substantially the same proportion of each class.

(b) Buy-Back of Forfeited Balance. If a Participant who was not one hundred percent (100%) vested in his account balances received a distribution pursuant to Section 6.6, thereafter resumes employment, is covered under the Plan, and restores the full amount of such distribution to the Plan before the earlier of five (5) years after the date the Participant is first reemployed or the end of the Plan Year in which a Participant incurs five (5) consecutive one-year Breaks in Service following the date of distribution; such restored amount, along with an amount equal to the Participant’s previous Amounts Forfeited, shall be restored to the Participant’s accounts. In no event shall the amount restored be less than the amount in the Participant’s ESOP Account and Profit Sharing Account, if any, immediately prior to such distribution. If a Participant was deemed to have received a distribution under Section 6.6(d) and resumes employment before incurring five (5) consecutive one-year Breaks in Service, the Amounts Forfeited previously shall be restored. The monies representing the Amounts Forfeited shall be restored first from Amounts Forfeited of other Participants available for allocation, and, if these amounts are not sufficient, then from the Employer contribution. If the Employer contribution is not sufficient, the Employer must contribute an amount sufficient to restore such Amounts Forfeited.

If a Participant receives a distribution, resumes employment before incurring five (5) consecutive one-year Breaks in Service, and does not restore the amount so distributed within five (5) years after the date the Participant is first reemployed; he shall not be entitled to later repay such distribution and have his previous Amounts Forfeited restored.

(c) Determination of Vested Amounts Due to Partial Distribution. This subsection (c) shall apply only to a Participant who has received a partial distribution of his ESOP Account or Profit Sharing Account, if any, prior to becoming fully vested and thereafter his vested percentage increases. If another distribution is made to such Participant prior to becoming fully vested in such accounts, the vested portion of such accounts shall be determined using the following formula:

vested amount  =  [current vested percentage  x  (current account balance  +  amounts previously distributed)]  -  amounts previously distributed

6.8 Methods of Distribution. Subject to Sections 6.6(c), and 6.9, after each Participant’s distribution date and after all adjustments to the accounts required as of such date shall have been made, the Trustee shall distribute the amount to which the Participant or Beneficiary is entitled by one of the following optional methods, as determined by the Participant or Beneficiary:

(a) a complete or partial distribution to the Participant or Beneficiary;

(b) an installment distribution consisting of approximately equal installments for a term not extending beyond the joint Life Expectancy on the distribution date of the Participant and any individual designated by such Participant; provided, that the Life Expectancy of the Participant or the Participant’s spouse, or the joint life expectancy of both the Participant and the Participant’s spouse, may be recalculated annually using the Participant’s attained age on the Participant’s birthday in the calendar years subsequent to the calendar year of the initial distribution date and the Participant’s spouse’s attained age in such subsequent calendar years;

(c) in substantially equal annual installments over a period not greater than five (5) years or, if a Participant’s Vested Account Balance is in excess of $500,000, five (5) years plus one year for each $100,000 or fraction thereof by which the Participant’s Vested Account Balance exceeds $500,000 but not to exceed ten (10) years; or

(d) effective January 1, 1993, a distribution which qualifies as an “eligible rollover distribution” trade as a direct transfer to the trustee or custodian of an “eligible retirement plan.”

For purposes of subsection (d) above, an eligible rollover distribution means a complete or partial distribution from the Plan to a Participant, the Participant’s surviving spouse or the Participant’s former spouse who is an alternate payee pursuant to Section 13.6, but excluding (i) a mandatory minimum distribution required under Section 6.9; (ii) a distribution made in accordance with (b) which is for a specified period of ten (10) years or more, or (iii) a distribution which is excludible from gross income.

For purposes of subsection (d) above, an eligible retirement plan means: (i) an employees’ trust or annuity plan qualified under Section 401(a) or 403(a) of the Code, or (ii) an individual retirement account or annuity described in Section 408(a) or (b) of the Code. Distributions made to anyone other than a Participant may only be made to arrangements described at (ii) above.

The Participant or Beneficiary may accelerate the payment of any unpaid installments. The portion of the Employer’s contributions, Amounts Forfeited, or income or loss, if any, which is allocated to a Participant after the distribution commencement date shall also be payable as soon as practicable in accordance with the method selected.

The Trustee shall distribute all whole shares of Qualifying Employer Securities and Employer Securities credited to a Participant’s accounts in kind. Payment for fractional shares shall be made in cash. Any other distribution may be made in kind or in cash or partly in kind or in cash as determined by the Participant or Beneficiary. Notwithstanding any other provision of the Plan, the Participant or Beneficiary shall have the right to demand the distribution of his

ESOP Account to be made entirely to Qualifying Employer Securities and Employer Securities. Distributions of Qualifying Employer Securities and Employer Securities, if any, may be subject to the put option requirements of Section 6.13.

6.9 Minimum Distribution and Incidental Benefits. Subject to Section 6.6(c), a Participant must begin distributions in the forms specified at Section 6.8(a) or (b) no later than the Participant’s Required Beginning Date. Under no circumstances may the amount of any annual distribution to a Participant on or after his Required Beginning Date be less than the amount required by the minimum distribution and incidental benefit (“MDIB “) requirement of Section 401(a)(9) of the Code and Treasury Regulations 1.401(a)(9)-1 and 1.401(a)(9)-2. Distributions made pursuant to this Section must be made by December 31 of each calendar year; provided, the first required distribution may be deferred until no later than the Required Beginning Date.

The amount of the initial distribution required pursuant to Section 401(a)(9) of the Code shall be determined by dividing the Participant’s Vested Account Balance as of the end of the calendar year preceding the year in which such Participant attained age 70½ by a Divisor. Thereafter, annual distributions shall be determined by dividing the Participant’s Vested Account Balance as of the end of the previous calendar year by a Divisor. If the initial distribution is made between January 1 and April 1 of the calendar year containing the Required Beginning Date, the amount of such initial required distribution shall be subtracted from the balance used to determine the minimum distribution amount for the calendar year which contains the Required Beginning Date.

The “Divisor” used to calculate the amount of each minimum distribution shall be the term selected under Section 6.8(b). Section 6.10 shall apply for purposes of determining Divisors based upon Life Expectancy. Notwithstanding any other provision in the Plan, for calendar years beginning after December 31, 1988, if a Beneficiary other than the Participant’s spouse is used to determine the term of the distribution under Section 6.8(b), the term used may not exceed the factor set forth in Q/A 4 of Proposed Treasury Regulation 1.401(a)(9)-2. For calendar years beginning prior to January 1, 1989, the term used shall be no less than the Divisor needed to ensure that the Participant receive at least 50% of his interest during his Life Expectancy.

The MDIB requirements shall not apply to distributions made after a Participant’s death unless permitted under the transitional rules of Proposed Treasury Regulation 1.401(a)(9). Neither the Participant’s nor the spouse’s consent shall be required for any distributions made pursuant to this Section. If distributions are required to be paid to an alternate payee pursuant to a Qualified Domestic Relations Order described in Section 13.6, the MDIB requirements shall not apply to the distribution made to the alternate payee.

All transitional rules and the special rules applicable to elections under Section 242(b)(2) of TEFRA provided in Proposed Treasury Regulations 1.401(a)(9)-l and 1.401(a)(9)-2 shall apply to the extent they are appropriate and are hereby incorporated by reference.

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9)

of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

6.10 Determination of Life Expectancy. Life Expectancy shall be calculated using the Participant’s and/or the designated Beneficiary’s attained age as of the calendar year in which the Participant’s initial distribution date occurs; provided, for purposes of determining minimum distributions pursuant to Section 6.9, a similar Life Expectancy shall be calculated using the Participant’s and/or Beneficiary’s attained age as of the calendar year preceding such Participant’s Required Beginning Date.

The Life Expectancy of any designated Beneficiary for distributions made after the Participant’s death will be calculated based on the Beneficiary’s attained age in the calendar year in which distributions are required to commence. Unless otherwise elected by the Participant and/or spouse, the Life Expectancy of the younger of the Participant or his spouse shall be recalculated once a year but the Life Expectancy of the older of the Participant or his spouse shall not be recalculated after the Required Beginning Date. Unless otherwise elected by the Participant, the Life Expectancy of a Participant (whose designated Beneficiary is not his spouse) shall be recalculated annually. A Participant’s or spouse’s election made for purposes of the minimum distribution rules under Section 401(a)(9) of the Code shall be irrevocable and shall apply to all succeeding years. In no event shall the Life Expectancy of a non-spouse Beneficiary be recalculated.

6.11 Additional Minimum Distribution Beneficiary Rules.

(a) Multiple Beneficiaries. If the Participant has designated more than one Beneficiary, the designated Beneficiary with the shortest Life Expectancy shall be used for purposes of determining the distribution period in Section 6.9. If a Beneficiary’s entitlement to a Participant’s benefit is contingent upon an event other than either the Participant’s death or the death of a prior Beneficiary, such contingent Beneficiary will be deemed a designated Beneficiary for the purpose of determining the Beneficiary with the shortest Life Expectancy. If a new Beneficiary with a shorter Life Expectancy is added or replaces a designated Beneficiary subsequent to establishing the distribution period, such new Beneficiary’s Life Expectancy will be used to redetermine the distribution period. Such redetermination of the distribution period will be made as if the new Beneficiary had been the designated Beneficiary on the Required Beginning Date.

(b) Contingent Beneficiaries. If a Beneficiary’s entitlement to the Participant’s benefits is contingent upon the death of a prior Beneficiary, such contingent Beneficiary will not be deemed a Beneficiary for purposes of determining the shortest Life Expectancy or for determining whether a Beneficiary is not an individual beneficiary. If a designated Beneficiary whose Life Expectancy is used to calculate a distribution period dies on or after the Required Beginning Date, such prior Beneficiary’s Life Expectancy will continue to be used to determine the distribution period regardless of whether the contingent Beneficiary has a shorter Life Expectancy.

(c) Trust Beneficiary. If a designated Beneficiary is other than an individual, the minimum distribution to the Participant pursuant to Section 6.9 shall be determined as if no Beneficiary is designated. However, if a designated Beneficiary is a trust, the beneficiaries of the trust will be deemed the Beneficiaries of the Participant if as of the Required Beginning Date: (i) the trust is valid under state law (or would be except for the fact there is no corpus); (ii) the trust is irrevocable; (iii) the beneficiaries of the trust are identifiable; and (iv) a copy of the trust instrument is provided to the Committee.

(d) Date of Determination. The designated Beneficiary for distributions made during the Participant’s lifetime will be determined as of the Participant’s Required Beginning Date. The designated Beneficiary for distributions under the Plan after a Participant’s death will be determined as of the date of the Participant’s death. Solely for purposes of Section 6.12(c), the designated Beneficiary of a surviving spouse shall be determined as of the date of death of the surviving spouse.

6.12 Required Distributions After the Participant’s Death.

(a) Participant’s Death Prior to Distribution of Entire Interest. If a Participant’s distribution has commenced and such Participant dies prior to receipt of the entire amount of his interest, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution in effect as of the date of his death; provided, if at the time of the Participant’s death he had not reached the Required Beginning Date, the required distribution must conform to the distribution requirement of subsection (b) below.

(b) Participant’s Death Prior to Commencement of Distribution. If a Participant dies before any distribution of the Participant’s interest has begun or before the Participant’s Required Beginning Date, the entire interest of such Participant shall be distributed by December 31 of the calendar year which contains the fifth (5th) anniversary of the date of such Participant’s death. This rule shall not apply if: (i) any portion of the Participant’s interest is payable to or for the benefit of a designated Beneficiary, is distributed over a period not extending beyond the Life Expectancy of such Beneficiary, and distributions begin not later than December 31 of the calendar year immediately following the calendar year in which the Participant died; or (ii) if the remaining portion of the interest is payable solely to the Participant’s surviving spouse, the date on which the distributions are required to begin is no later than (A) the date on which the Participant would have reached the Required Beginning Date, or (B) December 31 of the calendar year immediately following the calendar year in which the Participant died, and the portion of the Participant’s benefit to which the surviving spouse is entitled will be distributed over a period not to exceed the Life Expectancy of the surviving spouse.

(c) Death of Participant’s Surviving Spouse Prior to Commencement of Distribution. If a deceased Participant’s surviving spouse dies before distributions are begun in accordance with the special rules of Section 6.12(b)(ii), then the provisions of Section 6.12(b) shall be applied by substituting the date of death of the surviving spouse for the date of the Participant’s death. If the surviving spouse remarries, the provisions of this Section 6.12(c) shall not be applicable to the surviving spouse of the deceased Participant’s surviving spouse.

(d) Payments Made to Minor Children. Any amount paid to a child shall be treated as paid to a surviving spouse if such amounts will become payable to the surviving spouse when the child attains majority.

6.13 Put Option. If a Participant receives all or a portion of any distribution in the form of Qualifying Employer Securities or Employer Securities and such securities are not publicly traded when distributed or are subject to a trading limitation when distributed, the Participant may require the Employer to purchase such Qualifying Employer Securities or Employer Securities under the terms of the Put Option described below:

(a) Terms of Put Option. During the sixty (60) day period following the distribution of Qualifying Employer Securities or Employer Securities, the Participant may require the Employer to purchase all or any portion of the Qualifying Employer Securities or Employer Securities distributed to him. This right shall be exercised by the Participant by giving written notice to the Employer within sixty (60) days from the date the Qualifying Employer Securities or Employer Securities were distributed, of the number of shares the Employer is required to purchase. The purchase price shall be the fair market value of such securities as of the Valuation Date coincident with or next preceding the date of distribution.

If a Participant fails to exercise the Put Option under the preceding paragraph, such right shall lapse as of the end of sixty (60) days following the date of distribution. As soon as practicable following the end of the Plan Year in which such sixty (60) day period expires, the Trustee shall notify each nonelecting Participant who is a shareholder of record of the fair market value of the Qualifying Employer Securities or Employer Securities at the end of such Plan Year. During the sixty (60) day period following the receipt of such notice, such Participant may require the Employer to purchase all or any portion of the distributed Qualifying Employer Securities or Employer Securities at the price set forth in the notice. If a Participant fails to exercise such Put Option, no further options shall be available under the Plan, and the Employer shall have no further purchase obligations.

(b) Payment Terms. If a Participant receives a total distribution, as defined below, and exercises a Put Option, the Employer may pay the purchase price by a lump sum payment made within thirty (30) days after the date it receives the written notice of exercise of the Put Option from the Participant (“Exercise Date”) or in a series of five (5) equal installment payments. If the Employer elects to pay the purchase price in installments, the first installment shall be made within thirty (30) days after the Exercise Date and the remaining payments on the next five (5) annual anniversary dates of the Exercise Date. Within thirty (30) days after the Exercise Date, the Participant shall receive a promissory note from the Employer for the unpaid purchase price. Such note shall provide adequate security and state a reasonable rate of interest. For purposes of this Section, the term “total distribution” means the distribution within one taxable year to the Participant or Beneficiary of the balance to the credit of the Participant’s accounts.

If a Participant receives Qualifying Employer Securities or Employer Securities in an installment distribution and exercises a Put Option, the Employer must pay the purchase price by a lump sum payment made within thirty (30) days after the Exercise Date.

The Trustee may assume the rights and obligations of the Employer at the time the any Put Option is exercised under this Section.

ARTICLE VII.

Special Rules Relating to Top Heavy Plans

7.1 “Key Employee” means any Employee or former Employee (and Beneficiaries of such Employee) who, at any time during the Determination Period, is (a) an officer of the Employer having annual HCE Compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year; (b) one of the ten (10) Employees having annual HCE Compensation from the Employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in the Employer; (c) a Five Percent Owner of the Employer; or (d) a one percent (1%) owner of the Employer having annual HCE Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and Treasury Regulations thereunder.

For purposes of (a) above, no more than 50 Employees (or, if lesser, the greater of three (3) Employees or ten percent (10%) of all Employees) shall be treated as officers. For purposes of (b) above, if two Employees have the same interest in the Employer, the Employee having greater annual HCE Compensation from the Employer shall be treated as having a larger interest. The term Key Employee includes Beneficiaries of the Key Employee. The term one percent (1%) owner means the same as Five Percent Owner except one percent shall be substituted for five percent each time such phrase appears. For Plan Years beginning before January 1, 1989, compensation for purposes of this Article only shall be determined under Section 416 of the Code and shall be limited to the first $200,000.

7.2 “Top Heavy Plan” means with respect to a Plan Year, a plan where, as of the Determination Date for a Plan Year, (a) the Top Heavy Ratio for the Plan exceeds sixty percent (60%), and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans; (b) if the plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group of plans, the Top Heavy Ratio for the group of plans exceeds sixty percent (60%); or (c) if the Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans, the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%). “Determination Date” means the last day of the preceding Plan Year, except for the first Plan Year, where the Determination Date shall be the last day of such Plan Year. The determination of Top Heaviness shall be made in accordance with the provisions of Section 416(g) of the Code.

7.3 “Super Top Heavy Plan” means a plan where, as of the Determination Date for a Plan Year; (a) the sum of the account balances (including distributions made within the current and four (4) preceding Plan Years) of Participants who are Key Employees during the Plan Year exceeds ninety percent (90%) of the sum of all Participant account balances under the Plan; or (b) the Plan is part of a top heavy group as defined at Section 416(g) of the Code, but substituting ninety percent (90%) for sixty percent (60%).

7.4 “Required Aggregation Group” means a plan of the Employer in which at least one Key Employee participates or has participated at any time during the Determination Period (regardless of whether the plan has terminated) and any other plan which enables a plan covering a Key Employee to qualify with respect to coverage requirements under Sections 410 or 401(a)(4) of the Code. “Determination Period” means the Plan Year containing the Determination Date and the four (4) preceding Plan Years.

7.5 “Permissive Aggregation Group” means a Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

7.6 Top Heavy Ratio. If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which, during the five-year period ending on the Determination Date, has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date) and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Section 416 of the Code. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into accounts on that date under Section 416 of the Code.

If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the Determination Date, have or have had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with the preceding paragraph, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with the preceding paragraph, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

7.7 Determination of Accrued Benefits and Account Balances. The calculation of the Top Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code. Employee Deductible Contributions shall not be taken into account for purpose of computing the Top Heavy Ratio. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but was a Key Employee in a prior year or (b) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date will be disregarded. The value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code for the first and second plan years of a defined benefit plan. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to Determination Dates that fall within the same calendar year. Present value shall be based on an interest rate as published by the Pension Benefit Guaranty Corporation as effective on the Determination Date and on mortality rates specified in the 1971 Group Annuity Mortality Table.

The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

7.8 Vesting. For any Plan Year for which the Plan is a Top Heavy Plan, the vesting schedule at Section 6.2 shall be replaced by the following vesting schedule unless the vesting schedule at Section 6.2 grants the Participant, at every point, a greater Vested Percentage:

Years of Service	Vested Percentage	Forfeited Percentage
Less than 2	0%	100%
2 but less than 3	20%	80%
3 but less than 4	40%	60%
4 but less than 5	60%	40%
5 but less than 6	80%	20%
6 or more	100%	0%

All amounts credited to the balance of a Participant’s ESOP or Profit Sharing Account prior to the time the Plan becomes a Top Heavy Plan or which are allocated to a Participant’s ESOP or Profit Sharing Account during the period the Plan is a Top Heavy Plan shall be subject to the above vesting schedule. If the Plan has previously been a Top Heavy Plan and ceases to be a Top Heavy Plan, the Trustee shall establish separate ESOP and Profit Sharing Accounts for each Participant and allocate all subsequent contributions and earnings thereof to such new Accounts which shall be subject to the vesting schedule set forth at Section 6.2. No reduction in vested benefits may occur in the event the Plan’s status as a Top Heavy Plan changes for any Plan Year. This Section shall not apply to account balances of any Participant who does not perform an Hour of Service for the Employer after the Plan has initially become Top Heavy.

7.9 Minimum Benefit. For any Plan Year in which the Plan is a Top Heavy Plan, the allocation to the ESOP Account or Profit Sharing Account, if any, of each non-Key Employee who was a Participant, performed an Hour of Service at any time during such Plan Year, and was employed on the last day of the Plan Year, shall be in an amount which is not less than the smaller of (a) three percent (3%) (or four percent (4%) if the Employer also maintains a defined benefit plan covering the Participant and uses the 1.25 figure from Section 5.10 to calculate the sum of total Additions to the Plan) of such Participant’s Section 415 Compensation as defined at Section 5.9, but excluding amounts received prior to the Employee’s Entry Date; or (b) in the case where the Employer has no defined benefit plan which designates this Plan to satisfy

Section 401 of the Code, the largest percentage of Employer contributions and Amounts Forfeited, as a percentage of a Key Employee’s applicable compensation, allocated on behalf of any Key Employee for that Plan Year. If the Employer maintains other qualified employee pension plans as defined under ERISA, the Employer may elect to disregard this Section if the Employer has appropriately elected and the Participants of this Plan are receiving the minimum benefit required by the Code under another qualified employee benefit plan. The minimum allocation shall be determined without regard to any social security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), the Participant’s failure to make mandatory employee contributions to the Plan, or failure to receive compensation less than a stated amount.

7.10 Impact of Minimum Benefit. For any Plan Year in which the Plan is a Top Heavy Plan, Sections 5.9 through 5.11 shall be read by substituting “1.00” for the number “1.25” wherever it appears unless the Employer is providing the additional minimum benefit required by Section 416(h) of the Code. For any Plan Year in which the Plan is Super Top Heavy, Sections 5.9 through 5.11 shall be read by substituting “1.00” for the number “1.25” wherever it appears.

7.11 Effect of Article. If the Plan becomes a Top Heavy Plan in any Plan Year, the provisions of this Article VII will supersede any conflicting provision in the Plan.

ARTICLE VIII.

The Committee

8.1 Membership. The Employer shall appoint a Committee which shall consist of not less than one (1) nor more than seven (7) members who shall be appointed by and serve at the discretion of the Employer. A Committee member may resign at any time upon giving ten (10) days’ prior written notice to the Employer. The Employer may remove any member of the Committee, with or without cause, upon giving ten (10) days’ prior written notice to such member. Vacancies on the Committee caused by resignation, removal or death shall be filled by the Employer. If for any reason the Committee has no appropriately appointed members, the chief executive officer of the Employer shall be deemed to be the Committee.

8.2 Organization and Operation. The Committee shall elect a Chairman and a Secretary and such other officers as it shall deem appropriate. The Committee shall act by majority vote of its members, which may be taken with or without a meeting, provided a written record signed by a majority of its members is made of any action taken without a meeting. The Committee shall keep a permanent record of its meetings and actions. The Committee may authorize one or more of its members, or a person who is not a member, to execute documents on behalf of the Committee.

8.3 Powers and Duties. Subject to the limitations of the Plan, the Committee shall from time to time establish rules for the administration of the Plan and the transaction of its business and shall be responsible for filing such reports and disclosures with respect to the Plan as are required by law. The Committee shall construe and interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any construction or interpretation of the terms of the Plan or Trust made by the Committee or Trustee in good faith shall be binding upon the Participants, Beneficiaries, Employees, and any other persons claiming a right or benefit under the Plan. Employment and compensation shall be determined by the Committee from the records of the Employer. The Committee shall establish a written investment policy for each fund which comprises a portion of the Trust Fund. Not less frequently than once every Plan Year, the Committee shall review such investment policy in light of anticipated contributions to the Trust Fund, the liquidity needs of the Trust Fund, the investment performance of the Trust Fund, and other pertinent market information. The Committee shall then alter or reaffirm its investment policy and give the Trustee written notice of its actions.

8.4 Directions to Trustee. The Trustee reserves the right to disregard any direction which would conflict with any provision of the Plan or Trust. As soon as practicable after a Participant or Beneficiary becomes entitled to a distribution, the Committee shall give written notice to the Trustee, which notice shall include such of the following information and directions as are necessary or advisable under circumstances:

(a) Name, address, Social Security number and date of birth of the Participant and/or Beneficiary;

(b) Reason the Participant and/or Beneficiary is entitled to a distribution;

(c) Percentage or amount to which such Participant and/or Beneficiary is entitled;

(d) Time, manner and amount of payments to be made to such Participant and/or Beneficiary; and

(e) Any other information required to enable the Trustee to comply with applicable governmental reporting requirements.

8.5 Exercise of Power in Nondiscriminatory Manner. In exercising any discretionary or absolute authority under the terms of this Plan, the Committee shall act in a consistent and nondiscriminatory manner treating all Participants in similar circumstances in a similar fashion.

8.6 Claims Procedure.

(a) Filing of Claim, and Employee, former Employee, Participant or Beneficiary (“Claimant”) may request a benefit under the Plan (“Claim”) by notifying the Committee in writing. If the Committee denies the Claim, in whole or in part, it shall provide a written notice of its decision within ninety (90) days after receipt of the Claim which shall include the following items in a manner calculated to be understood by the Claimant:

(i) specific reasons for the denial;

(ii) specific references to pertinent Plan provisions on which the denial is based;

(iii) a description of any additional material or information necessary to perfect the Claim, and an explanation of why such material or information is necessary; and

(iv) an explanation of the review procedure of Section 8.6(b).

(b) Request for Review; Decision. Any Claimant who believes he has been denied improperly any right or benefit under this Plan shall have the right, within sixty (60) days after the earlier of his (i) receipt of formal notice or (ii) actual knowledge of such denial, to file a written appeal requesting reconsideration of the denied Claim to the Executive Committee of BancFirst Corporation. The Claim on appeal shall specify the right or benefit allegedly denied, indicating the action which the Claimant considers necessary to correct such denial and, if permitted by the Committee, stating whether a hearing before the Executive Committee is desired. The Executive Committee shall make its decision within sixty (60) days after receipt of the request for consideration of the Claim. The decision shall be in writing and shall include specific reasons and references to the pertinent provisions of the Plan on which the decision is based.

If the Claimant has requested a hearing before the Executive Committee, the Committee shall notify the Claimant within thirty (30) days after receipt of a Claim, in writing of the date (which shall be no later than sixty (60) days after the date of the notice thereof), time (which shall be during regular business hours), and place of a hearing where such Claimant may appear before the Executive Committee to present arguments and discuss the issue or issues described in the Claim. The Executive Committee shall make a determination resolving the issues within thirty (30) days after such hearing and shall notify the Claimant of its decision in the manner described above. If the Claimant has, not received written notice of the approval or denial of the Claim within the specified time, the Claim shall be deemed denied.

All decisions shall be made in a nondiscriminatory manner. The decision of the Executive Committee shall be final and binding on all persons affected.

8.7 Indemnification. The Employer shall indemnify and hold harmless each member of the Committee from any and all claims, loss, damages, expense and liability arising from any action or omission of any action of such member, provided such action or omission of action was in good faith and did not result from such member’s gross negligence or willful misconduct. The Trust Fund may not be used for such indemnification.

8.8 Investment Manager. The Committee, with the prior written consent of the Employer, shall have the power to-appoint one or more Investment Managers who shall have the power to manage, acquire, dispose of, and direct the investment of all or any portion of the Trust Fund pursuant to Article IX of the Plan, and such other terms and conditions as the Committee or Trustee deems desirable. The Committee shall determine a reasonable compensation to be paid to the Investment Manager. Any such appointment shall be made by written instrument naming the Investment Manager and specifying the portion of the Trust Fund which the Committee intends to place under the direction of the named Investment Manager. Such appointment shall become effective only upon the Committee’s receipt of the written acknowledgement by the Investment Manager that it is a fiduciary of the Plan. Any Investment Manager so appointed shall be authorized to employ such agents as it may deem advisable in the discharge of its duties.

8.9 Employment of Agents. The Committee is authorized to employ attorneys, accountants or any other agents as it deems advisable in the discharge of its duties. Such agents may be the same as are regularly employed by the Employer.

8.10 Unclaimed Benefits. Each Participant and Beneficiary of a deceased Participant shall file in writing with the Committee from time to time his address and each change of address. Any communication addressed to a Participant or Beneficiary at his last address filed with the Committee, or if no such address was filed, then at his last address as shown on the Employer’s records, shall be binding on the Participant or his Beneficiary for all purposes of the Plan. If the Committee furnishes notice to any Participant or Beneficiary that he is entitled to a distribution pursuant to the Plan and the Participant or Beneficiary fails to claim such distribution or make his whereabouts known to the Committee within three (3) years thereafter, the share shall be disposed of as follows:

(a) If a Participant is missing but the whereabouts of his Beneficiary is known to the Committee, the Committee shall direct the Trustee to make payment to such Beneficiary; or

(b) If the whereabouts of such Participant and his Beneficiary is unknown to the Committee, the Committee shall direct the Trustee to make the distribution of the Participant’s share or balance thereof to the Participant’s then surviving heirs-at-law as determined under the statutes and case law of Oklahoma which are in effect at that time as if the Participant had died immediately upon the expiration of such three (3) year period.

ARTICLE IX.

Investments

9.1 Fiduciary Standard. The Trustee shall hold and invest the Trust Fund as set forth in Articles VIII and IX for the purpose of accumulating values to provide benefits to Participants. The Trustee shall invest the Trust Fund solely in the interest of the Participants and their Beneficiaries, for the exclusive purpose of providing benefits to such Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of alike character and with like aims. The Trustee shall diversify the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. All actions of the Trustee shall be in accordance with the provisions of the Plan insofar as they are consistent with the provisions of ERISA. The diversification requirement and the prudence requirement insofar as it relates to diversification are waived to the extent that the Trustee invests in Qualifying Employer Securities and Employer Securities as provided in this Article. The prudence and diversification requirements are waived when Trust Fund assets are invested in deposits in a bank or similar financial institution supervised by the United States or a state; provided, if a portion of any Participant’s account balance invested in such deposits would exceed the amount insured by the Federal Deposit Insurance Corporation or similar federal insurance agency such Participant must request in writing that the balance in his account be so invested.

Notwithstanding anything to the contrary herein, the Committee shall at all times have the power but not the obligation to make written directions to the Trustee concerning the investment of the Trust Fund; provided, such directions are not in violation of ERISA. A duly appointed Investment Manager shall have the power to direct the investment of any portion of the Trust Fund subject to its management; provided, such directions are not in violation of ERISA.

9.2 Investment in Qualifying Employer Securities and Employer Securities. Part of the Plan is designed to be an employee stock ownership plan as defined at Section 4975(e)(7) of the Code by having a substantial part of the Trust Fund be invested in securities of the Employer. The Trustee shall invest the balances in the ESOP Account primarily in Qualifying Employer Securities and Employer Securities as provided herein; provided, the Trustee may retain such amounts as it deems appropriate in cash or other investments until it deems the time is appropriate to acquire such securities. The Trustee may purchase such Qualifying Employer Securities and Employer Securities from the Employer or from any other source, and such Qualifying Employer Securities and Employer Securities may be outstanding, newly issued or treasury securities. All such purchases must be made at fair market values (or in the case of marketable obligations, at a price no grater than provided at Section 2.13 of the Plan) and in the case of purchases from the Employer, must be made in transactions where no commissions are charged.

The determination of the fair market value of Qualifying Employer Securities and Employer Securities shall be made in good faith and based on all relevant factors existing at the time of such determination. “Fair market value” shall mean the bid price of the Qualifying Employer Securities and Employer Securities as reported by the National Association of Securities Dealers Automated Quotations Systems or, if such stock is listed on any securities exchange, the average of the high and low, or closing sales prices as of the relevant date; provided, if the price of such stock is not reported or listed as aforesaid, or if the Trustee or Committee believe that other relevant factors should be considered, the fair market value of such stock shall be determined by the Trustee as of the relevant date, and the Trustee shall utilize any reasonable and prudent method in determining such fair market value.

All valuations of Qualifying Employer Securities and Employer Securities which are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be made by an independent appraiser as defined at Section 170(a)(1) of the Code. If a transaction involves the purchase of such stock from a “disqualified person,” as defined at Section 4975(e)(2) of the Code, the fair market value of such stock shall be determined on or about the date of such transaction and consider all relevant and applicable factors existing at such date. The Trustee shall not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event, such as the death of the holder.

9.3 Voting of Qualifying Employer Securities and Employer Securities. Each Participant or Beneficiary shall have the right to vote shares of Qualifying Employer Securities or Employer Securities allocated to such Participant’s or Beneficiary’s accounts; provided, if the Employer does not have a registration-type class of securities, Participants or Beneficiaries shall have the right to vote shares of Qualifying Employer Securities or Employer Securities allocated to such Participant’s or Beneficiary’s accounts only with respect to any corporate matter which involves the voting of such shares to approve or disapprove any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or such other matter as the Secretary of the Treasury may prescribe in Treasury Regulations.

Participants or Beneficiaries entitled to vote shares of Qualifying Employer Securities or Employer Securities allocated to their accounts shall be notified of each occasion for the exercise of such voting rights within a reasonable period before such rights must be exercised. Such notification shall be made by the Committee or Employer pursuant to the normal procedures for communication with shareholders and shall include all information distributed to shareholders by the Employer regarding the exercise of such rights together with a form on which voting instructions may be given to the Trustee. The right to vote such shares must be exercised by directing the Trustee as to the manner in which such shares shall be voted. The Trustee shall hold Participants’ voting instructions in complete confidence. Upon request by the Employer or contesting party, the Trustee may inform such party only of the number of shares of Qualifying Employer Securities or Employer Securities upon which voting instructions have been received and shall not disclose the manner in which such shares are to be voted until such votes are cast.

Unless otherwise prohibited by law or regulation, the Trustee shall vote all Qualifying Employer Securities and Employer Securities which have not been allocated to Participant accounts; which have been allocated to Participant accounts and for which the Participant has not provided voting instruction, and in all matters where voting rights are not available to Participants.

Neither the Committee or Trustee shall make any recommendation to a Participant or Beneficiary regarding the exercise of any voting or other right; provided, nothing in this Section shall prohibit the Employer from soliciting proxies or making recommendations to shareholders. Other rights associated with Qualifying Employer Securities or Employer Securities shall be exercised in the same manner and to the same extent as voting rights.

9.4 Payment of Dividends. The Employer, in its sole discretion, may designate that cash dividends paid with respect to Qualifying Employer Securities be applied under one of the following options:

(a) the dividends may be paid in cash directly by the Employer to Participants based on the number of shares allocated to such Participant’s accounts; or

(b) the dividends may be paid in cash to the Trustee and applied to the payment of principal and interest on the balance of any Exempt Loan which is outstanding without regard to the Qualifying Employer Securities which have been or are allocated or held in the suspense account pending their release from encumbrance; provided, only dividends on Qualifying Employer Securities which have been acquired with an Exempt Loan may be used for this purpose. This provision shall apply only if Qualifying Employer Securities with a fair market value of not less than the amount of the dividends are allocated to Participant accounts for the year in which the dividends would have been allocated to Participant accounts had they not been designated for payment on the Exempt Loan. Only dividends related to Qualifying Employer Securities acquired by the Plan on or after August 4, 1989, may be used under this subsection (b)

Dividends used for purposes of one of the alternatives above shall be a deductible contribution by the Employer pursuant to Section 404(k) of the Code in addition to any other deduction allowed under Section 404(x) of the Code. The deduction shall apply to the Employer’s taxable year in which the dividends are paid or distributed to Participants. If dividends are applied under subsection (b) above, the deduction shall apply to the Employer’s taxable year in which the loan payment occurs. In no event may such dividends be used for the evasion of taxation.

9.5 Tender Offers. Notwithstanding anything to the contrary in the Plan, if there is a transaction involving Qualifying Employer Securities or Employer Securities which is evidenced by the filing of a Schedule 14D-1 with the Securities and Exchange Commission (“SEC”) or any other similar transaction [other than a tender by the Employer or one of its affiliates] “Tender Offer”), the following rules shall apply:

(a) During the pendency of the Tender Offer, all new purchases of Qualifying Employer Securities or Employer Securities by the Plan shall be suspended. Subject to the direction of the Committee and until the termination of such Tender Offer, the Trustee shall invest available cash in savings accounts, certificates of deposit, high-grade short-term securities, stocks, bonds or other investments deemed by the Committee to be desirable investments for the Trust Fund.

(b) To the extent possible and only for purposes of the response to the Tender Offer, all Qualifying Employer Securities or Employer Securities held in the Trust Fund and which have not yet been allocated to Participants’ accounts shall be allocated to Participant accounts, pursuant to Section 5.2, as if the date the relevant documents are first filed with the SEC (“Filing Date”) is a Valuation Date. Such allocation shall be made on the basis of relative Compensation paid to Participants from the beginning of the Plan Year through the last pay period ending before the Filing Date. The interim allocation under this subsection is solely for purpose of the special Tender Offer provisions of this Section and shall not accelerate vesting or otherwise affect Participants’ account balances or other interests in such Qualifying Employer Securities. All allocations under the Plan for all purposes other than this Section shall be made without regard to the interim allocation required by this subsection.

(c) The Trustee shall request confidential written instructions from Participants with regard to whether they wish the Trustee to tender pursuant to the Tender Offer the Qualifying Employer Securities or Employer Securities credited to their accounts, including shares, if any, allocated to the Participant’s accounts under the special interim allocation provisions of subsection (b). To obtain such instructions, the Trustee shall distribute and/or make available to each affected Participant all or any portion of the following materials deemed relevant by the Trustee:

(i) A copy of the description of the terms and conditions of the Tender Offer filed with the SEC.

(ii) If requested by the Employer, a statement from Employer’s management setting forth its position with respect to the Tender Offer which has been filed with the SEC and/or a communication from the Employer given pursuant to 17 C.F.R. 240.144-9(e), as amended.

(iii) A form on which a Participant may instruct the Trustee to tender in response to the Tender Offer all shares of Qualifying Employer Securities or Employer Securities held in such Participant’s accounts. The instruction form shall state that if the Participant fails to return such form to the Trustee by the indicated deadline, the Trustee shall not tender any Qualifying Employer Securities or Employer Securities held in the Participant’s accounts.

(iv) Such additional material or information as the Trustee may consider necessary to assist Participants.

(d) The Trustee shall take such additional action as it considers appropriate under the circumstances to ensure each Participant is made aware of his right to respond to the Tender Offer.

(e) The Employer shall furnish Participants who have received distributions of Qualifying Employer Securities or Employer Securities but are not yet shareholders of record with the information given to Participants pursuant to subsection (c). The Trustee is authorized to tender any Qualifying Employer Securities or Employer Securities received from such former Participants in accordance with their instructions.

(f) The Committee or the Trustee shall not have the authority or responsibility to express any opinion or give any advise or recommendation to any Participant concerning the Tender Offer.

(g) The Trustee shall sell, convey, or otherwise transfer Qualifying Employer Securities or Employer Securities pursuant to the terms and conditions of the Tender Offer in accordance with the directions received from Participants with respect to shares allocated to their accounts including shares, if any, allocated in accordance with subsection (b). The Trustee shall not sell, convey or otherwise transfer pursuant to the Tender Offer any Qualifying Employer Securities or Employer Securities for which instructions are not received from Participants; provided, the Trustee shall have sole discretion to sell, convey or transfer Qualifying Employer Securities or Employer Securities which have not been allocated to Participant’s accounts, either under the allocation provisions of Section 5.2 or the special interim allocation provisions of subsection (b).

(h) The Trustee shall hold in confidence Participants’ instructions with regard to the tender of Qualifying Employer Securities or Employer Securities allocated to Participants’ accounts. The Trustee shall not disclose any such instructions to the Employer, the Committee or any officer, director, employee or representative of either the Employer or the Committee.

(i) If Qualifying Employer Securities or Employers Securities are sold pursuant to the Tender Offer, the Committee or a duly appointed Investment Manager shall instruct the Trustee regarding the investment of the proceeds of such sale in accordance with the terms of this Plan.

9.6 Diversification of Participant Accounts. Any Participant who has attained the age of fifty-five (55) and completed ten (10) years of participation service with the Employer (“Qualified Participant”) shall have the right to direct the Trustee as to the investment of any of his accounts in which Qualifying Employer Securities or Employer Securities are allocated. Such Participant may elect within ninety (90) days following the end of each Plan Year in the Qualified Election Period to diversify twenty-five percent (25%) of such account balances, less any amount to which a prior election applies. In the last year of a Participant’s Qualified Election Period, such Participant may elect to diversify fifty percent (50%) of such account balances, less any amount to which a prior election applies. The term “Qualified Election Period” means the six (6) Plan Year period beginning the first Plan Year in which a Participant becomes a Qualified Participant.

The Plan may meet the requirements of this Section and Section 401(a)(28) of the Code by either offering at least three investment options or distributing the portions of the Participant’s account covered by the election within ninety (90) days after the election is made. To the extent such distribution would be an in-service distribution, it shall be permissible under the Plan.

9.7 Participant Direction of Investment.

(a) General. If the Committee elects in a formal written policy to permit participant investment direction and subject to such conditions as the Committee may impose, a Participant may direct the Committee as to the investment of his account balances which are not invested in Qualifying Employer Securities and Employer Securities. The Trustee shall not implement any Participant investment direction unless it is received by the Trustee in writing on the form designated by the Committee for such purpose and complies with the provisions of the Plan. Any cost incurred by the Trustee which is associated with the implementation of a Participant’s investment direction shall be deducted from the appropriate account of such Participant. An account for which the Participant directs investment shall not be included for allocation purposes under Section 5.5 unless such Participant direction is to a fund specified by the Committee and which is subject to Section 5.5.

The Trustee shall not implement any Participant investment direction which:

(i) would not be in accordance with the documents and instruments governing the Plan and the provisions of Title I of ERISA;

(ii) would cause the Trustee to maintain the indicia of ownership of any asset outside the jurisdiction of a district court of the United States;

(iii) would jeopardize the qualified status of the Plan or Trust under Sections 401 or 501 of the Code;

(iv) would result in any unrelated business taxable income to the Trust; or

(v) would result in a direct or indirect:

(A) sale, exchange or lease of property between the Plan sponsor or any affiliate of the sponsor of the Plan;

(B) loan to the Plan sponsor or any affiliate of the Plan sponsor;

(C) acquisition or sale of any Qualified Employer Security; or

(D) acquisition, sale or lease of any employer real property, as defined at Section 407(d)(1) of ERISA.

(b) Change of Investment Instructions. Any direction by a Participant as to the investment of his account balances and contributions shall be deemed to be continuing until the Trustee receives written notification, on the form designated by the Committee for such purpose, of a change in the Participant’s investment direction. A Participant may change his investment direction at such times as are specified by the Committee. However, investment direction or change in investment direction will be implemented by the Trustee within thirty (30) days from the date the Trustee receives such written investment direction from the Committee.

(c) Fiduciary Liability. A Participant who directs the investment of his account balances shall not be considered a fiduciary under the Plan. No Participant investment direction shall be allowed under this Plan unless the Committee has designated a broad range of investment alternatives, the Participant is given the opportunity to exercise independent control over the investment of his account balances, and the Plan complies with all requirements of any regulation promulgated by the Department of Labor under Section 404 of ERISA. If Participant investment direction is allowed and the Participant does direct the investment of his accounts, neither the Trustee, Committee, Employer, nor any officer, director or employee of the Employer shall be responsible or liable in any way for the manner in which the Participant-directed portion of his accounts are invested. A Participant loan under Section 6.4 shall not be considered a Participant directed investment.

(d) Transitional Rules. For Plan Years beginning prior to January 1, 1994, in which Participant directed investments were permitted under the Plan, the Committee may impose such conditions and limitations on Participant direction of investment as the Committee determines; provided, all conditions and limitations are applied in a nondiscriminatory manner.

ARTICLE X.

The Trustee

10.1 Powers. Subject to the provisions of ERISA, the Trustee is granted the following powers.

(a) The Trustee may buy, sell, exchange, convey, transfer or dispose of, and grant options with respect to any property, whether real or personal, at any time held by it. Any sale may be made by private contract or by public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

(b) The Trustee may retain, manage, operate, repair and improve, mortgage or lease for any period and on such terms as it deems proper any real or personal property held by it. Such authority includes the power to demolish any buildings or other improvements in whole or in part, to erect buildings or other improvements, to make leases that extend beyond the term of the Trust, to foreclose, extend, renew, assign, release or partially release and discharge mortgages or other liens.

(c) The Trustee may compromise, compound and settle any debt or obligation due from third persons to it or to third persons from it as Trustee hereunder, reduce the rate of interest on, extend or otherwise modify or foreclose upon default or otherwise enforce such obligation.

(d) Subject to the provisions of Sections 9.3 with respect to Qualifying Employer Securities and Employer Securities, the Trustee may vote in person or by proxy, with or without power of substitution, on any stocks, bonds or other securities held by it, exercise any options appurtenant to any stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or exercise any rights to subscribe for additional stocks, bonds or other securities and make any and all necessary payments thereof. The Trustee may join in, dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties in which it may be interested as Trustee, upon such terms and conditions as it may deem wise and accept and hold any securities which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger.

(e) The Trustee may make, execute, acknowledge and deliver any and all deeds, leases, assignments, documents of transfer and conveyance, documents of release and satisfaction, and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

(f) The Trustee may enforce any right, obligation or claim and shall protect in any way the interest of the Trust Fund, either before or after default. If the Trustee considers it is in the best interest of the Trust Fund, it may abstain from the enforcement of any right, obligation or claim, or abandon any property, whether real or personal, which at any time may be held by it.

(g) The Trustee may borrow such sums as it shall deem proper and mortgage or pledge all or any part of the Trust Fund.

(h) The Trustee may hold any asset of the Trust Fund in its name as Trustee, in the name of its nominee, or may retain such amounts in unregistered form permitting transferability by delivery. However, the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund.

(i) The Trustee may retain such portion of the Trust Fund in cash or other unproductive property as it deems advisable.

(j) If the Trustee is a bank or similar financial institution supervised by the United States or a state, it may invest all or part of the Trust Fund in deposits with the Trustee which bear a reasonable interest rate. It may make deposits and pay any other reasonable compensation for ancillary banking services to the Trust. The Trustee shall specify guidelines to ensure such services are reasonable and consistent with the best interests of Participants and Beneficiaries of the Plan. The Trustee shall establish safeguards to ensure such services are consistent with sound banking practices. The Trustee may sell or purchase interests in the common or collective trust funds, pooled investment funds, the governing instruments of which. are hereby incorporated by reference, which provide for the pooling of assets of plans qualified under Section 401(a) of the Code and which funds are exempt from taxation under Section 501(a) of the Code.

(k) The Trustee may acquire property returning income or slight income, or retain such no property so long as it deems proper.

(l) The Trustee may hold, buy, sell or exchange oil and gas or other mineral properties (including interests in deposits of other natural resources), but may not operate the same, either solely or jointly with others. It may execute subleases and farmout agreements, carve out or reserve such mineral interests in other properties, renew existing loans to refinance debts, or borrow and pledge mineral properties for a period of time extending beyond the duration of the Trust.

(m) The Trustee may consult with counsel, who may be counsel for the Employer, and act in reliance upon the advice of such counsel.

(n) The Trustee may continue to exercise any powers and discretion herein granted for a reasonable time after the termination of the Trust.

(o) The Trustee may utilize the facilities of any bank as a depository.

(p) The Trustee may perform all acts which it may deem necessary or proper and exercise any and all powers of Trustee upon such terms and conditions as it shall deem proper.

10.2 Investment Manager. Upon receipt of written notice from the Committee of an appointment of an Investment Manager pursuant to Section 8.8, the Trustee shall segregate in its records that portion of the Trust Fund which the Investment Manager shall manage. With respect to any portion of the Trust Fund subject to management of the Investment Manager, the

Trustee shall follow the directions of the Investment Manager until notified in writing of the resignation or removal of the Investment Manager. The Trustee shall be under no duty or obligation to review or make recommendations with respect to any investment decision of the Investment Manager. The Trustee shall not be liable for any acts or omissions of an Investment Manager, or be under any obligation to invest or otherwise manage any asset which is subject to the management of the Investment Manager; provided the Trustee does not knowingly participate in, or knowingly undertake to conceal an act or omission of an Investment Manager when the Trustee knows such act or omission is a breach of the Investment Manager’s fiduciary responsibility.

10.3 Receipt of Contributions. The Trustee shall not be responsible in any way for the collection of contributions to this Trust. The Trustee shall accept and hold such contributions of money, or other property approved by the Employer for acceptance by the Trustee, on behalf of the Employer and the Participants as it may receive from time to time from the Employer and Participants. All such contributions shall be accompanied by written instructions from the Employer specifying the manner in which they are to be credited.

10.4 Distributions. On receipt of a written order from the Committee certifying that a Participant’s benefits and/or a withdrawal of the Participant’s contributions are payable pursuant to the Plan, the Trustee shall take such action as may be necessary to make distribution in such form and at such time as the order for payment so directs. However, before making any such distribution in the event of a Participant’s death, the Trustee shall be furnished with any and all certificates, tax waivers and other documents which may be requested as the Trustee shall deem proper.

10.5 Deliver of Notices, Proxy Statements and Other Documents. The Trustee shall deliver or cause to be delivered to the Committee all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to the Trust Fund.

10.6 Records and Accounting. The Trustee shall keep accurate and detailed records of all receipts, investments, disbursements and other transactions required to be performed under the Plan. Not later than sixty (60) days after the close of each Plan Year or after the Trustee’s removal or resignation, the Trustee shall file with the Employer such written reports which shall indicate the receipts, disbursements and other transactions effected by it during such Plan Year (or period ending with such removal or resignation) and the assets and liabilities of the Plan at the close of such period. Such reports shall be available for inspection by Participants, Beneficiaries, and such other persons as required by ERISA.

10.7 Returns and Reports. The Employer shall furnish to the Trustee, and the Trustee shall furnish to the Employer such information relevant to the Plan as may be required under the Code and ERISA. The Trustee shall keep such records, make such identification, and file with the Internal Revenue Service and the Department of Labor such returns and other information concerning the Trust as may be required of it under the Code and ERISA. The Committee shall fulfill any obligations imposed on the Employer by ERISA concerning the Plan. Each Participant shall be given all reports required by ERISA.

10.8 Appointment of Counsel and Other Agents; Reliance on Advice. The Trustee may retain or consult counsel, which may be the counsel to the Employer or to the Trustee, with respect to the meaning or construction of terms of the Plan, with respect to its obligations or duties thereunder, or with respect to any claim, action, proceeding or question of law. The Trustee may also engage other agents, including an investment adviser, which may be the agents of the Employer or the Trustee, to assist it in carrying out the provisions of the Trust. Subject to ERISA Section 410(a), the Trustee shall be fully protected in any action taken or not taken by it in good faith pursuant to advice of counsel or other agents and shall not be liable for the action or non-action of such counsel or other agents, provided the Trustee exercised due care in selection of such counsel or other agents. Costs of such counsel may be paid from the Trust Fund.

10.9 Liability of the Trustee; Reliance on Instructions. The Trustee shall not be responsible for the purpose or propriety of any distribution made pursuant to Section 8.4 or for any action or non-action taken pursuant to the written instructions of the Employer or the Committee, including investment directions, provided these instructions are made in accordance with the terms of this Plan and are not contrary to ERISA. Communications to the Trustee shall be addressed to it at such address as the Trustee may specify in writing to the Employer. No communication shall be binding upon the Trustee until it is received by the Trustee in writing. Communications to the Employer shall be addressed to it at such address as the Employer may specify in writing to the Trustee. No communication shall be binding upon the Employer until it is received by the Employer in writing.

10.10 Taxes. Any income, gift, estate, inheritance, or other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment, reinvestment or distribution of the assets of the Trust; that may be levied or assessed in respect to such assets or the income thereon shall, if allocable to the account or interest of specific Participants, be charged to such accounts or interests, and if not so allocable, shall be charged as directed by the Committee.

10.11 Resignations, Removals and Appointments. The Trustee or any successor Trustee may resign at any time upon giving thirty (30) days’ prior written notice to the Employer. The Employer may remove the Trustee or any successor Trustee with or without cause and appoint a successor Trustee upon giving thirty (30) days’ prior written notice to the incumbent Trustee. Any successor Trustee shall succeed to the rights, powers, duties and responsibilities of the Trustee under this Plan upon receipt of the Trust Fund from the predecessor Trustee.

The resigning or removed Trustee shall transfer and deliver the Trust Fund to the successor Trustee upon receipt of such documents as the resigning or removed Trustee deems appropriate to establish the appointment of and acceptance by the successor Trustee. If such documentation is not provided on or before the effective date of the Trustee’s removal or resignation, such Trustee may apply to the appropriate court for instruction.

A final account shall be rendered by a terminated Trustee at the time the administration of the Trust is turned over to a successor Trustee. Any objections to the final account of a resigning Trustee shall be made within sixty (60) days from the date it is submitted to the Employer.

10.12 Voting; Action With or Without Meeting. If more than one individual or entity are serving as Co-Trustees, they shall act by a majority vote of all individuals and entities serving as such. Such vote may be taken with or without a meeting, provided a written record signed by a majority of the individuals and entities serving as Trustee is made of any action taken without a meeting. The Trustee shall keep a permanent record of their meetings and actions. The Trustee may authorize one or more individuals or entities to execute documents on their behalf.

10.13 Restrictions on Trustee’s Powers. Notwithstanding anything to the contrary herein, the Trustee shall have no power to use or divert any part of the Trust Fund to purposes other than for the exclusive benefit of the Participants, former Participants, and their Beneficiaries under the Plan.

10.14 Directions by Committee. Notwithstanding anything to the contrary herein, the Committee shall at all times have the power but not the obligation to direct the Trustee in the exercise of any of its powers, provided such directions are not in violation of ERISA. When acting under such directions the Trustee, subject to ERISA Section 410(a), shall be free of all liability whatsoever arising as a result of, or attributable to, its action or failure to act pursuant to such directions. In the absence of any such directions the Trustee shall be free to exercise its powers hereunder in its own discretion.

10.15 Third Parties Reliance Upon Trustee’s Authority. No person receiving property from; delivering property to, or having any other transaction with the Trustee shall be obligated to look to the propriety of the acts of the Trustee in connection therewith or to the application of the property or money received by such Trustee, provided such person is acting in good faith.

10.16 Indemnification. In recognition of the burden and cost of litigation and other costs which may be imposed upon the Trustee as a result of an act or omission over which the Trustee has no responsibility or control and in consideration for the Trustee’s execution of this Plan, the Employer agrees to indemnify the Trustee against all liabilities and claims (including reasonable attorney fees and expenses in defending against such liabilities and claims) against the Trustee on account of the Plan arising from any action or inaction of the Trustee pursuant to the direction of a fiduciary other than the Trustee. In addition, such indemnity shall include all claims and liabilities arising from any breach of fiduciary responsibility by a fiduciary other than the Trustee unless the Trustee knowingly participates in, or knowingly undertakes to conceal, and act or omission of such other fiduciary, knowing such act or omission is a breach, or, by its failure to comply with Section 404(a)(1) of ERISA, in the administration of its specific responsibilities which give rise to its status as a fiduciary, it enables such other fiduciary to commit a breach, or if it has knowledge of a breach by such other fiduciary and fails to make reasonable efforts under the circumstances to remedy the breach. The performance by the Trustee of trades, custody, reporting, recording and bookkeeping with respect to assets managed by another fiduciary shall not be deemed to give rise to any participation or knowledge on the part of a Trustee. The undertakings of this Section shall survive the amendment and termination of this Plan or the resignation or removal of the Trustee and shall be construed as a contract between the Employer and the Trustee under the laws of the State of Oklahoma.

10.17 Second Trust. Upon written notice from the Employer of the appointment of a second trustee to acquire and manage a portion of the Trust Fund and upon the acceptance of such appointment by such second trustee, the Trustee shall transfer to the second trustee that portion of the Trust Fund the Employer designates for management and control by the second trustee. That portion of the Trust Fund held by a second trustee shall for purposes of this Plan and Trust be deemed to be assets of this Plan. The provisions of this Plan shall govern such second trustee as though such second trustee had been initially appointed as the original Trustee in this Plan and Trust. After the appointment of the second trustee, the Employer may direct transfers of assets between both trustees. Neither the original Trustee established under this Trust nor such second trustee shall be responsible for or liable for any loss resulting from the management and control of the assets of the Plan held by the other trustee.

10.18 Merger on Consolidation. In the event any corporate Trustee shall be converted into, merge or consolidate with, or sell or transfer substantially all of its assets and business to another corporation, the corporation resulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer is made shall become the Trustee under this Plan with the same effect as though originally so named.

ARTICLE XI.

Amendments and Termination

11.1 Amendment of Plan. Subject to the limitations on amendments set forth in this Section, the Board of Directors of BancFirst Corporation shall have the right to alter or amend this Plan at any time in whole or in part; provided, no amendment shall authorize or permit any part of the Trust Fund to be used or diverted to any purpose other than the exclusive benefit of the Participants, former Participants or their Beneficiaries, nor shall any amendment deprive any Participant of the portion of his account vested in such Participant as determined under Section 6.2 if such Participant’s employment were terminated at the time of amendment, nor shall any amendment or termination of the Plan deprive a Participant from electing to receive his distribution in Qualifying Employer Securities and Employer Securities, exercising his rights to vote Qualifying Employer Securities and Employer Securities, exercising his rights with respect to any “Put Option” granted to him under this Plan, or allow any Qualifying Employer Securities acquired with the proceeds of an Exempt Loan to become subject to a put, call, buy, sell or other similar arrangement when held by or distributed from the Plan (whether or not the Plan then qualifies under Section 4975 of the Code) except as set forth at Section 6.13 of the Plan. Any amendment shall become effective upon adoption by the Board of Directors followed by delivery of a written copy thereof to the Trustee.

No amendment hereof by BancFirst Corporation, unless made to secure the approval of the Internal Revenue Service or other government bureau or agency, shall:

(a) decrease any Participant’s account balance, benefit, or eliminate an optional form of distribution, except a Participant’s account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code;

(b) change the duties or responsibilities of the Trustee without the written consent or approval of the Trustee; or

(c) cause or permit the Trust Fund or any portion thereof to be used or disbursed for the benefit of the Employer, it being understood that the Trust Fund shall at all times be held, administered and distributed for the exclusive benefit of Participants and Beneficiaries.

11.2 Termination of Plan. The Employer may at any time terminate the Plan and may direct and require the Trustee to liquidate the Trust Fund. In the event the Employer shall cease to exist for any reason, the Plan shall terminate and the Trust Fund shall be liquidated, unless the Plan is adopted by a successor pursuant to Section 13.8. In the event of the termination, partial termination, or complete discontinuance of contributions hereunder, the account balances of each Participant will become nonforfeitable and distribution shall be made in accordance with the provisions of Article VI.

11.3 Suspension and Discontinuance of Contributions. If the Board of Directors decides it is impossible or inadvisable to continue to make contributions to the Plan, it shall have the power by appropriate resolution or decision to:

(a) suspend contributions to the Plan;

(b) discontinue contributions to the Plan; or

(c) terminate the Plan.

Suspension shall be a temporary cessation of contributions and shall not constitute or require a termination of the Plan. A discontinuance of contributions shall not constitute a formal termination of the Plan and shall not preclude later contributions, but all ESOP Accounts and Profit Sharing Accounts not theretofore fully vested shall become fully vested in the respective Participants notwithstanding the provisions of Section 6.2. In such event, Employees who become eligible to enter the Plan subsequent to the discontinuance shall receive no benefits. After the date of a discontinuance of contributions, the Trust shall remain in existence as provided in this Section and the provisions of the Plan and Trust shall remain in force. A certified copy of such decision or resolution shall be delivered to the Trustee, and, as soon as possible thereafter, the Trustee shall send or deliver to each Participant or Beneficiary concerned a copy thereof.

11.4 Merger of Plan. In the event of a merger or consolidation with, or transfer of assets and liabilities to any other plan, provision shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) will be entitled to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit which such Participant would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).

11.5 Liquidation of Trust Fund. Upon a complete or partial termination of the Plan, the accounts of all Participants and Beneficiaries shall be fully vested. Upon a termination requiring a partial or complete distribution of Plan assets, the Trustee shall convert the proportionate interest of such Participants and Beneficiaries in the Trust Fund to cash and, after deducting all charges and expenses, the Committee shall adjust the balances of such accounts as provided in Section 5.5 or 5.7, treating the termination date as the current valuation date. The Trustee shall distribute, as soon as administratively feasible, the amount to the credit of each such Participant and Beneficiary as the Committee shall direct.

ARTICLE XII.

Concerning Other Qualified Plans

12.1 Transfer from Other Qualified Plans of the Employer. The Employer may cause to be transferred to the Trustee all or any of the assets held in respect to any other plan or trust which satisfies the applicable requirements of the Code relating to qualified plans and trusts which are maintained by the Employer for the benefit of its Employees. Any such assets so transferred shall be accompanied by written instructions from the Employer, the Trustee, custodian, or other individual holding such assets setting forth the Participants for whose benefit such assets have been transferred, showing separately the respective contributions by the Employer and by the Participants, the current value of the assets attributable thereto, and such other information as may be required by the Committee. Upon receipt of such assets and instructions, the Trustee shall thereafter proceed in accordance with the provisions of the Trust.

12.2 Transfer to Other Qualified Plans. The Employer, by written direction to the Trustee, may transfer some or all of the assets held under the Trust to another plan or trust meeting the requirements of the Code relating to qualified plans and trusts. In the event of any merger or consolidation with or transfer of assets and liabilities to any other plan, provision shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) will be entitled to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).

12.3 Transfer from Other Qualified Plans. The Committee may cause to be transferred to the Trustee all or any of the assets held in respect to any other plan or trust permitting such transfer which plan or trust has satisfied the applicable requirements of the Code relating to qualified plans and trusts. Any such assets so transferred shall be accompanied by written instructions from the trustee, custodian or individual holding such assets setting forth the Participants or Employees for whose benefit such assets have been transferred, showing separately the respective contributions by the employer and the Participants or Employees, the current value of the assets attributable thereto, and such other information as may be required by the Committee. Upon receipt of such assets and instructions, the Trustee shall thereafter proceed in accordance with the provisions of the Trust. The Trustee shall not accept a transfer from a plan which is required to comply with the provisions of Section 401(a)(11) of the Code unless the Plan is amended to contain the provisions required by such Section.

ARTICLE XIII.

General

13.1 Not Contract Between Emp1oyer and Employee. Neither the creation of this Plan, nor any amendment to it, nor the creation of any fund, nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee against the Employer, its officers or Employees, or against the Trustee except as provided herein, and all liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee (subject to Section 410(a) of ERISA). Participation the Plan shall not give any Employee any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee, at any time with or without cause, as if this Plan had not been adopted, and any such discharged Employee shall have only such rights or interests in the Trust Fund as may be specified herein.

13.2 Governing Law. The validity, construction and administration of this Plan shall be determined under ERISA and regulations issued pursuant thereto, and, to the extent not so governed, by the laws of the State of Oklahoma, without regard to the conflict of laws principles.

13.3 Counterpart Execution. This Plan may be executed in two or more counterparts, all amendments thereto may be so executed, and any one of the executed copies shall be deemed an original.

13.4 Severability. Every provision of this Plan is intended to be severable. If any term or provision hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Plan.

13.5 Spendthrift Provision. Except as provided in Section 13.6, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

13.6 Qualified Domestic Relations Orders. If a Qualified Domestic Relations Order requires the distribution of all or a part of a Participant’s benefits under the Plan to an alternate payee, the creation, recognition or assignment of the alternate payee’s right to the benefits shall not be considered an assignment or alienation of benefits under Section 13.5 or the provisions of ERISA. A Qualified Domestic Relations Order is any domestic relations order, judgment, decree, or order which creates or recognizes the existence of an alternate payees right to, or assigns an alternate payee’s right to receive all or a portion of the benefits payable to Participant from the Plan and which:

(a) Relates to the provision of child support, alimony payments, or marital property rights to a Participant’s spouse, former spouse, child, or other dependent;

(b) Is made pursuant to a state domestic relations law;

(c) Specifies the name and last known mailing address of the Participant and the payee covered by the order;

(d) Specifies the amount of or percentage of the benefits to be paid by the Trustee to such alternate payee, or the formula for determining such amount;

(e) Specifies the number of payments or period of time and the plan to which the order applies;

(f) Does not require a type or form of benefit or option not otherwise provided under the Plan;

(g) Does not require the Plan to provide increased benefits;

(h) Does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another Qualified Domestic Relations Order; and

(i) Otherwise meets the requirements of Section 414(p) of the Code.

A Qualified Domestic Relations Order may require payments to an alternate payee to begin before the Participant’s earliest retirement date, whether or not the Participant in fact has separated from service or is retired on that date. The Committee shall establish written procedures for determining the qualified status of any order received and shall promptly notify the Participant and any alternate payee of the receipt of a domestic relations order and the Plan’s procedures for determining the order’s qualified status. The Participant and any alternate payee shall be notified promptly of this determination.

13.7 Maximum Duration. Nothing herein shall be construed to suspend the power of alienation or prevent the vesting of the interest of any person in the Plan for a longer period than the duration of the lives of the designated Beneficiaries of a particular interest therein in being at the time such designation becomes irrevocable, plus twenty-one (21) years. If any provisions shall be held to violate a rule or law against restraints on alienation or remote vesting, the Plan and Trust shall not be vitiated thereby, but the Plan, or the portion of the Plan thus affected, shall immediately be distributed to those entitled as their interest shall then appear.

13.8 Successor Employer. In the event of the merger, consolidation or sale of assets of the Employer, under circumstances in which a successor shall continue and carry on all or a substantial part of the business of the Employer and shall employ a substantial number of Employees of the Employer and shall elect to continue the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon filing its written election to such effect with the Trustee and the Committee.

13.9 Compensation and Expenses of Administration. If a Trustee or a member of the Committee is an Employee of the Employer, he shall serve without any additional compensation. The expenses of administration of the Plan, including the compensation and expenses of the Trustee, the expenses of the Committee, and any other expenses incurred at the direction of the Committee, including, without limitation, fees of actuaries, accountants, attorneys, Investment Managers, investment advisors and other specialists, and any other costs of administering the Plan shall be paid first from Amounts Forfeited which are available for the Plan Year in which the expense is paid (after application of Amounts Forfeited required to restore amounts previously forfeited which are required to be restored pursuant to Section 6.7 of the Plan), then from earnings of the Trust Fund for the Plan Year in which the expense is paid, and then from the Trust Fund. Such expenses may be paid by the Employer, but the Employer is not obligated to do so.

13.10 Holding of Contributions. All contributions to the Plan are made subject to deductibility by the Employer and the correctness of the amount. The Committee may direct the Trustee to return contributions which have been made by the Employer to the Trustee in the following events by delivering to the Trustee, within the time limit specified below, written notification thereof specifying the circumstances which warrant the return of contributions to the Employer:

(a) Mistake of Fact. In the event a contribution is made to the Plan and Trust by the Employer under a mistake of fact concerning the correctness of such contribution, then the Trustee shall return such portion of such contribution which is in excess of the amount that would have been contributed had there not occurred a mistake of fact within one year after the payment of the contribution to the Trustee.

(b) Disallowance of Deduction. In the event the Employer is disallowed a deduction for a contribution to the Plan for any year, then the Trustee shall return such disallowed portion of such contribution to the Employer within one year after the disallowance of the deduction.

In the case of amounts returned pursuant to this Section, no earnings attributable to such amounts may be returned to the Employer, but losses attributable thereto shall reduce the amount returned. No such return shall reduce the balance of any Participants’ accounts to less than the balance which would have been credited thereto had such amount not been contributed.

13.11 Recordkeeping. Every Employer shall be required to maintain adequate records to demonstrate compliance with the provisions of this Plan.

ARTICLE XIV.

Amendments Applicable Solely to Merged Plans

14.1 Direct Rollovers Under Section 401(a)(31). The following model amendments applies to the United Community Bank Profit Sharing Plan (“United Plan”) described at Section 1.3(i) and the First American Bank of Stratford Profit Sharing Plan described at Section 1.3(iii). This Model Amendment applies to the plan year beginning January 1, 1993 through December 31, 1993 to each such plan. In all other respects the provisions of each plan as stated in the applicable plan document shall apply until January 1, 1994, the date of the merger.

(a) Scope. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) Definitions.

(i) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(ii) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible retirement plan to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(iii) Distributee. A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or the former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv) Direct rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

14.2 Vesting for Merged Plans. If a plan is merged into this Plan and such plan contains a vesting schedule which is different from the vesting schedule contained at Section 6.2, the vesting schedule contained at Section 6.2 shall be treated as an amendment to the vesting schedule of the merged plan and the provisions of Section 6.2(e) shall apply.

IN WITNESS WHEREOF, the parties hereto have executed this Plan the day and year first above written.

EMPLOYER

BancFirst Corporation
Attest:

By:
Secretary	David E. Rainbolt, President

[CORPORATE SEAL]

TRUSTEE

BancFirst, an Oklahoma banking corporation

By:
Authorized Officer

RESOLUTION OF THE BOARD OF DIRECTORS

OF

BANCFIRST CORPORATION

WHEREAS, the Corporation currently sponsors that certain qualified retirement plan entitled the “BancFirst Corporation Employee Stock Ownership and Thrift Plan” (the “Plan”); and

WHEREAS, the Plan currently authorizes discretionary employer contributions in the form of employer matching contributions and employer discretionary contributions (hereafter collectively referred to as the “Company Contributions”); and

WHEREAS, pursuant to the terms of the Plan all Company Contributions are currently invested primarily in common stock of Corporation; and

WHEREAS, in light of certain proposed Congressional legislation regarding the investment of qualified plan monies into company stock, coupled with the most recent highly publicized bankruptcies of certain entities where their 401(k) plans were allowed to be invested in company stock, the Board believes it is in the best interest of the Corporation, the Plan, and the Participants in the Plan to amend the Plan to (i) allow all Participants in the Plan the one-time opportunity to diversify all or a portion of their current “employer matching contributions accounts” from company stock to the selection of investment funds authorized under the Plan (the “Investment Funds”) and (ii) authorize all future discretionary “employer matching contributions” made to the Plan by the Corporation to be invested in the Investment Funds, as directed by the Participant (the “Amendment”).

NOW THEREFORE BE IT RESOLVED that the Amendment, the exact terms and provisions of which are to be prepared by the ESOP Administrative Committee of the Corporation, is herby adopted and approved by the Board.

FURTHER RESOLVED, the ESOP Administrative Committee shall have the authority to take such other reasonable steps as they deem appropriate and necessary to adopt and implement the Amendment and to maintain the qualified status of the Plan, including but not limited to, filing the Amendment with the Internal Revenue Service in order to seek a favorable determination letter.

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the Corporate Secretary of BancFirst, a corporation duly organized and existing under the laws of the State of Oklahoma; that the foregoing is a true and correct copy of the resolution adopted at a meeting of the Board of Directors of said corporation held on September 19, 2002, at which meeting a quorum was at all time present and acting; that the passage of said resolutions were in all respects legal; and that said resolutions are in full force and effect.

Date: 9/19/02	/s/ Joe T. Shockley, Jr.
Joe T. Shockley, Jr., Secretary

PROPOSED RESOLUTIONS FOR THE BOARD OF DIRECTORS

OF

BANCFIRST CORPORATION

WHEREAS, the Corporation currently sponsors that certain qualified retirement plan entitled the “BancFirst Corporation Employee Stock Ownership and Thrift Plan” (the “Plan”); and

WHEREAS, the Plan currently authorizes discretionary employer contributions in the form of employer matching contributions (“Matching Contributions”) and employer discretionary contributions (“Discretionary Contributions”); and

WHEREAS, pursuant to the terms of the Plan all Matching Contributions are subject to a 6 year graded vesting schedule and all Discretionary Contributions are subject to a 7 year graded vesting schedule; and

WHEREAS, in light of certain proposed changes to be made to the Plan regarding the diversification of investments related to Matching Contributions, coupled with the desire to create a more administratively efficient Plan, the Board believes it is in the best interest of the Corporation, the Plan, and the Participants in the Plan to amend the Plan that effective January 1, 2003, all “employer contribution accounts” in the Plan shall be subject to a 6 year graded vesting schedule consistent with the vesting schedule currently applicable to Matching Contributions (the “Amendment”).

NOW THEREFORE BE IT RESOLVED that the Amendment, the exact terms and provisions of which are to be prepared by the Administrative Committee of the Corporation, is herby adopted and approved by the Board.

FURTHER RESOLVED, the Administrative Committee shall have the authority to take such other reasonable steps as they deem appropriate and necessary to adopt and implement the Amendment and to maintain the qualified status of the Plan, including but not limited to, filing the Amendment with the Internal Revenue Service in order to seek a favorable determination letter.

DATED this 21st day of November, 2002.

/s/ Joe T. Shockley, Jr.
Corporate Secretary

SECOND AMENDMENT TO

BANCFIRST CORPORATION EMPLOYEE STOCK OWNERSHIP

AND THRIFT PLAN AND TRUST AGREEMENT

This Second Amendment to The BancFirst Corporation Employee Stock Ownership and Thrift Plan and Trust Agreement (hereinafter referred to as “Plan”)' is hereby executed and adopted on this 18th day of December, 2003, by BancFirst Corporation, (hereinafter referred to as the “Employer”).

WITNESSETH

WHEREAS, Employer heretofore established for the exclusive benefit of its eligible employees and their beneficiaries, a defined contribution employee stock ownership plan and trust intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Code”) to recognize the efforts made to its successful operation by its employees and to reward such contribution; and

Whereas, the Employer has maintained and administered the Plan and related Trust, in a manner intended to ensure that the Plan continues to qualify under Code sections 401(a) and 501(a) of the Internal Revenue Code of 1986; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the allocation of forfeitures under the Plan; and

WHEREAS, the Employer desires to clarify the method for the payment of dividends under the Plan;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Employer hereby amends the Plan, effective October 1, 2003, notwithstanding any other provisions of the Plan to the contrary, as follows:

I.

The Plan Section 6.07 (a) is amended by the addition of the following paragraph to the end of the section.

Notwithstanding any other provision of the Plan to the contrary, an Amount Forfeited may be used to reduce any current or future Employer contributions.

II.

The Plan Section 9.4 is amended by the addition of the following subsection (c) immediately after subsection (b), and reads as follows.

(c.) the dividends may be paid in cash to the Trustee and be allocated among and credited to the Participant's ESOP Account. Any such amounts allocated may be reinvested in Qualifying Employer Securities.

III.

In all other respects the Plan is hereby ratified and affirmed.

IN WITNESS WHEREOF, the Employer has caused this Second Amendment to be executed this 18th day of December, 2003.

BANCFIRST CORPORATION:

By:	/s/ Joe T. Shockley, Jr.

Title:	Secretary

SECRETARY'S CERTIFICATE

I, Joe T. Shockley Jr., do hereby certify that I am the Secretary of BancFirst Corporation (hereinafter referred to as the “Employer”), a bank holding company, and keeper of the records, and proceedings of the Board of Directors of the Corporation; that on the 18th day of December, 2003, the Board of Directors of said Corporation duly and regularly adopted and passed the following resolutions and such resolutions are still in force and effect and have not been repealed:

WHEREAS, Employer heretofore established for the exclusive benefit of its eligible employees and their beneficiaries, a defined contribution employee stock ownership plan and trust intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Code”) to recognize the efforts made to its successful operation by its employees and to reward such contribution; and

WHEREAS, the Employer has maintained and administered the BancFirat Corporation Employee Stock Ownership and Thrift Plan and Trust Agreement (hereinafter referred to as “Plan”) in a manner intended to ensure that the Plan continues to qualify under sections 401(a) and 501(a) of the Internal Revenue Code of 1986; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the allocation of forfeitures under the Plan; and

WHEREAS, the Employer desires to clarify the method for the payment of dividends under the Plan;

NOW, THEREFORE, BE IT RESOLVED, that the Second Amendment attached hereto is adopted and is hereby incorporated by reference.

This Unanimous Written Consent may be executed in more than one counterpart and such counterparts when taken together shall constitute one consent.

Any third party dealing with the Employer shall be entitled to rely on a copy or facsimile of this consent rather than an original hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of BancFirst Corporation on the 18th day of December, 2003.

/s/ Joe T. Shockley, Jr.
Secretary

THIRD AMENDMENT TO THE

BANCFIRST CORPORATION EMPLOYEE STOCK OWNERSHIP AND THRIFT PLAN AND

TRUST AGREEMENT

This Third Amendment to the BancFirst Corporation Employee Stock Ownership and Thrift Plan and Trust Agreement ("BancFirst Plan") is hereby executed and adopted on this 18th day of December, 2003, by BancFirst Corporation (“Employer”)

WHEREAS, the Employer has heretofore maintained and administered the Plan and related Trust in a manner intended to ensure that the Plan continues to qualify under sections 401(a) and 501(a) of the Internal Revenue Code of 1986; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan as appropriate to reflect the merger of the Lincoln National Bank 401(k) Plan (the “Lincoln Plan”) into the BancFirst Plan effective January 1, 2004;

NOW, THEREFORE, the Employer hereby amends the Plan, effective as of the dates indicated, as follows:

I.

Effective January 1, 2004, Section 3.1 of the Plan is amended by the addition of the following paragraph:

Notwithstanding the foregoing, an individual who was an employee of Lincoln prior to December 31, 2003, and who has an account balance under the Lincoln Plan as of December 31, 2003, shall continue to be eligible to participate in this Plan even if he has not attained age 21 and completed one thousand Hours of Service.

II.

Effective January 1, 2004, Section 6.2(d) of the Plan is amended by the addition of the following paragraph:

A Participant’s Years of Service with Lincoln shall be considered for vesting purposes under this Plan for any employee actively employed by Lincoln on December 31, 2003, who becomes and employee of BancFirst as of January 1, 2004. Such years of service will be credited in accordance with the rules set forth in Treasury Regulations sections 1.410(a)-7(f)(l)(ii) and 1.410(a)-7(g). A Participant’s Employer contributions that were merged into the BancFirst Plan from the Lincoln Plan as of January 1, 2004, shall continue to vest based upon the following schedule, and any employee of Lincoln who was credited with three full years of vesting service under the Lincoln Plan as of January 1, 2004, may elect to continue to vest in employer contributions under the following schedule:

Years of Service	Vested Percentage
less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

Any Davis-Bacon contributions that were merged into the BancFirst Plan from the Lincoln Plan as of January 1, 2004, shall "be 100% vested at all times.

III.

Effective January 1, 2004, Section 6.6 of the Plan is amended by the addition of the following subsection (g):

(g) Right to Withdraw Vested Lincoln Plan Balance Upon Attainment of Age 59 1/2. Upon the attainment of age 59 1/2, a Participant may withdraw all or any part of his vested balance that was transferred from the Lincoln Plan to this Plan as of January 1, 2004.

IV.

In all other respects the Plan is hereby ratified and affirmed.

BancFirst Corporation

By:	Joe T. Shockley Jr.
Title:	Secretary

SECRETARY'S CERTIFICATE

I, Joe T. Shockley, Jr., do hereby certify that I am the Secretary of BancFirst Corporation (hereinafter referred to as the “Employer”), a bank holding company, and keeper of the records, and proceedings of the Board of Directors of the Corporation; that on the (18th day of December, 2003, the Board of Directors of said Corporation duly and regularly adopted and passed the following resolutions and such resolutions are still in force and effect and have not been repealed:

WHEREAS, Employer heretofore established for the exclusive benefit of its eligible employees and their beneficiaries, a defined contribution employee stock ownership plan and trust intended to qualify under sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Code”) to recognize the efforts made to its successful operation by its employees and to reward such contribution; and

WHEREAS, the Employer has maintained and administered the BancFirst Corporation Employee Stock Ownership and Thrift Plan and Trust Agreement (hereinafter referred to as “BancFirst Plan”) in a manner intended to ensure that the Plan continues to qualify under sections 401(a) and 501(a) of the Internal Revenue Code of 1986; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan as appropriate to reflect the merger of the Lincoln National Bank 401(k) Plan (the “Lincoln Plan”) into the BancFirst Plan effective January 1, 2004; and

NOW, THEREFORE, BE IT RESOLVED, that the Third Amendment attached hereto is adopted and is hereby incorporated by reference.

FURTHER RESOLVED, that effective January 1, 2004, the Lincoln Plan is merged into the BancFirst Plan, and the BancFirst Plan is the surviving Plan;

This Unanimous Written Consent may be executed in more than one counterpart and such counterparts when taken together shall constitute one consent.

Any third party dealing with the Employer shall be entitled to rely on a copy or facsimile of this consent rather than an original hereof.

IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of BancFirst Corporation on the 18th day of December, 2003.

/s/ Joe T. Shockley, Jr.
Secretary